Exhibit 99.4

INDEX TO FINANCIAL STATEMENTS

XCF GLOBAL CAPITAL, INC.

1

GRANT THORNTON LLP	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

500 N Akard St., Suite 1200 Dallas, TX 75201

D F	+1 214 561 2300 +1 214 561 2370

Board of Directors and Stockholders

XCF Global Capital, Inc.

Opinion on the financial statements

We have audited the accompanying balance sheet of XCF Global Capital, Inc. (a Nevada corporation) (the “Company”) as of December 31, 2024, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the 2024 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since its inception and management expects operating losses and negative cash flows to continue for the foreseeable future. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2025.

Dallas, Texas

September 12, 2025

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

XCF Global Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of XCF Global Capital, Inc (the “Company”) as of December 31, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period February 9, 2023 (inception) to December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for period February 9, 2023 (inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a loss from operations and will require significant capital to sustain operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We served as the Company’s auditor from January 2024 through April 2025.

Dallas, Texas

April 22, 2024

F-2

XCF GLOBAL CAPITAL, INC.

BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023

ASSETS
Current assets
Cash	$353,174	$55,647
Related party receivables	11,699	-
Investment in preferred equity	2,340,000	-
Other receivables	804,611	-
Other assets	9,784	-
Total current assets	3,519,268	55,647

Land	360,000	360,000
Construction in progress	12,887,415	12,887,415
TOTAL ASSETS	$16,766,683	$13,303,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Professional fees payable	$2,809,978	$47,557
Accrued expenses and other current liabilities	219,054	134,680
Related party payables	3,000	13,000
Interest payable	501,402	331,259
Notes payable	1,374,417	1,439,095
Note payable to related party	356,426	356,426
Convertible notes payable to related party	-	202,383
Total current liabilities	5,264,277	2,524,400

TOTAL LIABILITIES	5,264,277	2,524,400

Commitments and contingencies (Note 9)

STOCKHOLDERS’ EQUITY
Preferred stock; $0.001 par value, 100,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 900,000,000 shares authorized; 74,999,777 and 62,329,743 shares issued and outstanding, respectively	75,000	62,330
Subscription receivable	(556,801)	(42,500)
Additional paid-in capital	17,052,806	11,005,442
Accumulated deficit	(5,068,599)	(246,610)
TOTAL STOCKHOLDERS’ EQUITY	11,502,406	10,778,662
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,766,683	$13,303,062

The accompanying notes are an integral part of these financial statements.

F-3

XCF GLOBAL CAPITAL, INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2024	For the Period February 9, 2023 (inception) to December 31, 2023

Revenues	$-	$-

Operating expenses
Professional fees	3,706,994	141,557
Regulatory fees	337,500	-
Rent expenses	118,696	-
General and administrative expenses	446,928	69,660
Total operating expenses	4,610,118	211,217
Operating loss	(4,610,118)	(211,217)

Other income (expenses)
Interest income	24	-
Interest expense	(211,895)	(35,393)
Total other income (expenses)	(211,871)	(35,393)

Net loss	$(4,821,989)	$(246,610)

Loss per common share, basic and diluted	$(0.07)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	65,477,896	17,422,029

The accompanying notes are an integral part of these financial statements.

F-4

XCF GLOBAL CAPITAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2024,

AND FOR THE PERIOD FEBRUARY 9, 2023 (INCEPTION) TO DECEMBER 31, 2023

					Additional
	Preferred stock		Common stock		Paid in	Subscription	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at January 1, 2024	-	$-	62,329,743	$62,330	$11,005,442	$(42,500)	$(246,610)	$10,778,662
Subscription received during the period	-	--	-	-	-	42,100	-	42,100
Common shares issued in the settlement of convertible debt	-	-	12,670,034	12,670	6,047,364	(556,401)	-	5,503,633
Net loss	-	-	-	-	-	-	(4,821,989)	(4,821,989)
Balance at December 31, 2024	-	$-	74,999,777	$75,000	$17,052,806	$(556,801)	$(5,068,599)	$11,502,406

					Additional
	Preferred stock		Common stock		Paid in	Subscription	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at February 9, 2023 (inception)	-	$-	-	$-	$-	$-	$-	$-
Common shares issued during the year	-	-	42,500,000	42,500	-	(42,500)	-	-
Common shares issued in the settlement of convertible debt	-	-	2,329,743	2,330	1,075,114	-	-	1,077,444
Common shares issued for the asset acquisition	-	-	17,500,000	17,500	9,930,328	-	-	9,947,828
Net loss	-	-	-	-	-	-	(246,610)	(246,610)
Balance at December 31, 2023	-	$-	62,329,743	$62,330	$11,005,442	$(42,500)	$(246,610)	$10,778,662

The accompanying notes are an integral part of these financial statements.

F-5

XCF GLOBAL CAPITAL, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2024	For the Period February 9, 2023 (inception) to December 31, 2023

Cash flows from operating activities:
Net loss	$(4,821,989)	$(246,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of convertible notes for services paid on behalf of XCF	-	50,000
Conversion of interest payable to common stock	9,651	-
Changes in operating assets and liabilities:
Interest payable	170,144	35,393
Professional fees payable	2,762,421	47,557
Receivable from related party	(11,699)	-
Related party payable	(5,000)	-
Other receivables	(814,395)	-
Accrued expenses and other current liabilities	84,374	43,924
Net cash used in operating activities	(2,626,493)	(69,736)

Cash flows from investing activities:
Construction in progress	-	(35,000)
Net cash used in investing activities	-	(35,000)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	2,943,599	152,383
Subscription received	42,100	-
Repayment of notes	(64,679)	-
Receipt from related party	3,000	8,000
Net cash provided by financing activities	2,924,020	160,383

Cash at beginning of period	55,647	-
Cash at the end of period	$353,174	$55,647

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$18,949	$-

Supplemental disclosure of non-cash investing and financing activities:
Assumption of notes payable	$-	$1,439,095
Assumption of accrued expenses	$-	$90,756
Assumption of related party payable	$-	$5,000
Assumption of notes payable to related party	$-	$356,426
Assumption of interest payable	$-	$295,866
Common stock issued for conversion of debt	$6,060,034	$1,077,444
Common stock issued for asset acquisition	$-	$9,947,828
Acquisition of construction in progress and land	$-	$13,212,415
Conversion of loan fees to common stock	$100,000	$-
Convertible notes issued for Acquisition of Preferred Membership Units of New Rise SAF Renewables Limited Liability Company	$2,340,000	$-

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

XCF Global Capital, Inc. (“XCF or the “Company”) was founded and incorporated on January 20, 2023, with the mission to reduce the world’s carbon footprint through production of clean-burning, sustainable biofuels, principally Sustainable Aviation Fuel (“SAF”). SAF is a synthetic kerosene derived from non-food feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently blended with conventional Jet-A fuel. XCF was originally formed as a holding company to scale and operate clean fuel production facilities with plans to implement a fully integrated business model from feedstock supply and production to marketing and sales of renewable fuels. XCF intends to build a nationwide portfolio of SAF production facilities that use non-food feedstocks at competitive production costs and implement a fully integrated business model from feedstock supply and production to marketing and sales of sustainable aviation fuels. XCF owns biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina which XCF intends to further build-out and reconstruct to produce SAF.

On October 31, 2023, XCF entered into an asset purchase agreement with Southeast Renewables, LLC (“Southeast”) to acquire a biodiesel plant in Wilson, North Carolina. Also, on October 31, 2023, XCF entered into an asset purchase agreement with Good Steward Biofuels FL, LLC (“Good Steward”) to acquire a biodiesel plant in Fort Myers, Florida.

Basis of Presentation

The accompanying financial statements for XCF have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The accompanying financial statements are for the year ended 2024 and from the incorporation of XCF on February 9, 2023, through December 31, 2023.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. Such estimates include useful lives of property and equipment, valuation of long-lived assets and their recoverability, and income taxes. The Company bases its estimates on historical experience and also on assumptions that management considers reasonable. The Company assesses these estimates on an ongoing basis; however, actual results could materially differ from these estimates.

Liquidity and Going Concern

In accordance with Accounting Standards Update, (“ASU”), 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. This evaluation requires management to perform two steps. First, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern. Second, if management concludes that substantial doubt is raised, management is required to consider whether it has plans in place to alleviate that doubt. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Disclosures in the notes to the financial statements are required if management concludes that substantial doubt exists or that its plans alleviate the substantial doubt that was raised.

From inception through December 31, 2024, the Company incurred recurring losses. The Company’s net loss was $4,821,989 and $246,610 in the year ended December 31, 2024, and the period February 9, 2023 (inception) to December 31, 2023, respectively. The Company had an accumulated deficit of $5,068,599 and current liabilities of $5,264,277 as of December 31, 2024, and cash and cash equivalents, of $353,174. The Company believes that operating losses and negative operating cash flows will continue into the foreseeable future

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant capital to sustain operations and the significant investments to execute its long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

F-7

If the Company is not able to secure adequate additional funding when needed, the Company will need to reevaluate its operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact the Company’s business, results of operations and future prospects. There can be no assurance that in the event the Company requires additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on the Company’s ability to achieve its intended business objectives.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes the credit risk to be minimal.

Property, Plant and Equipment

Land, machinery and equipment and operation plant are recorded at cost less accumulated depreciation. Depreciation of machinery and equipment and operation plant is calculated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to thirty-nine years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditure on maintenance and repairs are expensed as incurred.

Depreciation commences upon the machinery and equipment and operation plant being placed in service. As of December 31, 2024, no machinery, equipment or operation plant had been placed in service and therefore there was no accumulated depreciation as of the balance sheet date.

Construction in progress represents expenditures necessary to bring an asset, project, new facilities or equipment to the condition necessary for its intended use and are capitalized and recorded at cost. Once completed and ready for its intended use, the asset is transferred to property, plant and equipment to be depreciated or amortized.

Impairment of Long-Lived Assets

Long-lived assets, including construction in progress, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If an asset group is determined not to be recoverable, the asset group’s carrying value is considered to be impaired. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. During the year ended December 31, 2024, no triggering events were identified that would require a quantitative assessment.

F-8

Income Taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes require a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.

Segments

Operating segments as defined in ASC 280, “Segment Reporting”, are components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

XCF has one reportable segment: renewable fuels. The renewable fuels segment will derive revenues from selling renewable energy products in the future once the Company’s plant facilities become operational. XCF’s chief operating decision maker is the senior executive committee that includes the Chief Executive Officer and Chief Financial Officer.

The measures of segment profit or loss and total assets used by the chief operating decision maker to assess performance for the renewable fuels segment and decide how to allocate resources is based on net income (loss) and total assets as reported on the statements of operations and balance sheets, respectively. The significant expense categories, their amounts and other segment items that are regularly provided to the chief operating decision maker are those that are reported in the Company’s statements of operations.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

F-9

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The Company’s financial instruments consist of cash, related party receivables, other receivables, professional fees payable, accrued expenses and other current liabilities, related party payables, notes payable, note payable to related party, and convertible notes payable to related party. The carrying value of each financial instrument approximates fair value due to the short-term nature of the instruments.

Net Loss Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the year ended December 31, 2024 and period February 9, 2023 (inception) to December 31, 2023, no dilutive effect for common stock equivalents was considered in the calculation of diluted loss per share as their effect was anti-dilutive.

Changes in Presentation

During the year ended December 31, 2024, the Company reclassified the presentation of legal fees payable on the balance sheets. Previously, the Company included legal fees payable in Accrued expenses and other current liabilities but for the year ended December 31, 2024, it is included in Professional fees payable. The Company also reclassified Other expenses to General and administrative expenses on the statements of operations. These changes have been applied retrospectively and certain reclasses have been made to conform the presentation for the aforementioned changes in presentation.

Recent Accounting Pronouncements

Recently Adopted Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which improves reportable segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application. The Company adopted ASU 2023-07 for the year ended December 31, 2024, and updated its related disclosures.

Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosure” (“ASU 2023-09”), which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) – Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

F-10

NOTE 3. ASSET ACQUISITIONS

North Carolina

On October 31, 2023, the Company entered into an asset purchase agreement with Southeast Renewables, LLC (“Southeast Renewables”) to acquire its Wilson, North Carolina biodiesel plant. The Company issued Southeast Renewables 7,700,000 shares of XCF common stock and issued a convertible promissory note (“Southeast Renewables Convertible Note”) in principal amount of $23,000,000, with a maturity date of October 31, 2024. The transaction did not meet the definition of a business combination and was accounted for as an asset acquisition.

On December 29, 2023, Southeast Renewables exercised its right to convert the Southeast Renewables Convertible Note principal balance of $23,000,000 plus accrued interest of $297,425 into 2,329,743 shares of XCF common stock.

The Company determined that the fair value of the assets acquired were more readily determinable than the fair value of the shares issued, and convertible note issued and have therefore recognized the assets acquired and liabilities assumed on a relative fair value basis. The following table summarizes the acquisition date fair value of the purchase price allocation assigned to each major class of assets acquired and liabilities assumed during the period ended December 31, 2023, as follows:

ASSETS ACQUIRED
Land	$360,000
Biodiesel plants	4,280,207
Total assets acquired	$4,640,207

LIABILITIES ASSUMED
Assumed indebtedness	$1,720
Total liabilities assumed	$1,720

Ft. Myers, Florida

On October 31, 2023, the Company also entered into an asset purchase agreement with Good Steward Biofuels FL, LLC (“Good Steward”), to acquire its Fort Myers, FL biodiesel plant assets. The Company issued Southeast Renewables, the parent company of Good Steward, 9,800,000 shares of XCF common stock as partial consideration for the purchase and also assumed certain liabilities to Southeast Renewables. The transaction did not meet the definition of a business combination and was accounted for as an asset acquisition.

The Company determined that the fair value of the assets acquired were more readily determinable than the fair value of the shares issued and have therefore recognized the assets acquired and liabilities assumed on a relative fair value basis. The following table summarizes the acquisition date fair value of the purchase price allocation assigned to each major class of assets acquired and liabilities assumed during the period ended December 31, 2023, as follows:

ASSETS ACQUIRED
Biodiesel plants	$8,572,208
Total assets acquired	$8,572,208

LIABILITIES ASSUMED
Assumed indebtedness	$2,185,423
Total liabilities assumed	$2,185,423

The construction in progress is $12,887,415 which is comprised of $ 4,280,207 of biodiesel plant in North Carolina, $8,572,208 of biodiesel plant in Ft. Myers, Florida and $35,000 of capitalized expenses.

F-11

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2024	2023

Construction in progress	$12,887,415	$12,852,415
Additions	-	35,000
Construction in progress	$12,887,415	$12,887,415

The Company has not placed any of the assets into service, therefore depreciation expense for the year ended December 31, 2024 and for the period February 9, 2023 (inception) to December 31, 2023, was $0.

NOTE 5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of:

	December 31,	December 31,
	2024	2023

Property tax payable	$122,671	$78,817
Other current liabilities	96,383	55,863
Accrued expenses and other current liabilities	$219,054	$134,680

NOTE 6. NOTES PAYABLE

On October 31, 2023, as part of the asset acquisition of the Wilson, North Carolina biodiesel plant, the Company issued a convertible promissory note, in the aggregate principal amount of $23,000,000 as part of the purchase consideration, with a maturity date of October 31, 2024 (the “Southeast Renewables Convertible Note”). The Southeast Renewables Convertible Note accrues interest at the per annum rate of 8% and could be converted into shares of XCF common stock based on the outstanding principal and interest, divided by the conversion price. The conversion price prior to a change of control is $10, and subsequent to a change of control is equal to the volume weighted average price of the shares of common stock for the 20 days prior to the notice of conversion. On December 29, 2023, Southeast Renewables exercised its right to convert the Southeast Renewables Convertible Note principal balance of $23,000,000 plus accrued interest of $297,425 into 2,329,743 shares of XCF common stock.

The Company assumed several promissory note agreements for an aggregate notes payable amount of $1,439,095 and interest payable of $295,866 related to these notes as of December 31, 2023. Interest on the promissory notes ranges from 8% - 12% per annum. These notes are in default due to nonpayment upon the maturity dates and the outstanding balances have been classified as current on the balance sheet as of December 31, 2024. One of the promissory notes is secured by the building and all equipment located in the biodiesel plant in Fort Myers, Florida. As of December 31, 2024, the Company has outstanding notes payable balance totaling $1,374,417.

During the years ended December 31, 2024, and the period February 9, 2023 (inception) to December 31, 2023, the Company recognized $156,249 and $26,541 in interest expense, respectively, related to these notes.

NOTE 7. CONVERTIBLE NOTES PAYABLE

During the period February 9, 2023 (inception) to December 31, 2023, the Company entered into convertible notes payable with GL Part SPV I, LLC (“GL”), a shareholder of the Company, borrowing an aggregate of $202,383. The balance can be converted into common stock of the Company, with one share issued for each dollar outstanding upon conversion. Interest on convertible notes is 10% per annum. Maturity dates for these promissory notes are less than 1 year. As of December 31, 2024, the balance was converted into common stock.

F-12

From January 1, 2024, to February 27, 2024, GL loaned an additional $1,608,000 to XCF. The unsecured loans were interest bearing at 10% per annum and convertible into shares of XCF common stock at a stock price conversion factor of $1 per share. On February 14, 2024, XCF and GL entered into a note purchase agreement to convert $1,210,383 of principal and $9,487 in accrued interest into 1,219,870 shares of XCF common stock. On February 27, 2024, XCF and GL entered into a note purchase agreement to convert the remaining $600,000 of principal and $164 in accrued interest into 600,164 shares of XCF common stock.

On October 15, 2024, XCF and GL entered into a convertible note for $2,000,000. The convertible note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On October 16, 2024, the convertible note was converted into 5,000,000 shares of XCF common stock. XCF has not received $556,401 of the note proceeds and the balance is classified as subscription receivable in the statements of stockholders’ equity as the convertible note has been converted into XCF common stock.

On November 15, 2024, XCF and GL entered into a convertible note for $1,000,000. The convertible note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On November 15, 2024, the convertible note was converted into 2,500,000 shares of XCF common stock.

On December 6, 2024, XCF and GL entered into a convertible note for $1,090,000. The convertible note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On December 6, 2024, the convertible note was converted into 2,725,000 shares of XCF common stock.

On December 31, 2024, XCF and GL entered into a convertible note for $250,000. The convertible note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On December 31, 2024, the convertible note was converted into 625,000 shares of XCF common stock.

Considering the XCF common stock of 20,450,000 shares outstanding as of December 31, 2023, and combined with the 12,670,034 shares of XCF common stock issued under the conversions, GL owned 33,120,034 shares of XCF, representing a 44.16% ownership interest.

During the year ended December 31, 2024, and period February 9, 2023 (inception) to December 31, 2023, the Company recognized $6,853 and $0 in interest expense, respectively, related to these notes. The interest expense for the year ended December 31, 2024, was converted into common stock of the Company.

NOTE 8. INVESTMENT IN PREFERRED EQUITY

New Rise SAF Renewables Limited Liability Company (“New Rise SAF”) issued the Company 100,000 preferred membership units in exchange for $1,000,000 on November 16, 2024, 109,000 preferred membership units in exchange for $1,090,000 on December 6, 2024, and 25,000 preferred membership units in exchange for $250,000 on December 31, 2024. The preferred membership units have a liquidation preference five times over the common membership interest holders of New Rise SAF. The units are recorded as investments in equity securities pursuant to ASC 321 and recognized at cost minus impairment.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not involved in litigation claims arising in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserves for costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

F-13

NOTE 10. INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740, “Incomes Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operation in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

The reconciliation of the federal statutory income tax rate to our effective income tax rate is as follows:

	2024	2023

Federal tax statutory rate	21.0%	21.0%
Permanent difference	(0.0)%	(0.0)%
Valuation allowance	(21.0)%	(21.0)%
Effective rate	0%	0%

Significant components of the Company’s estimated deferred assets and liabilities as of December 31, 2024 and 2023 are as follows:

	2024	2023
	(net)	(gross)
Net operating loss	$51,931	$246,610
Start-up costs	444,553	-
Transaction costs	567,922	-
Valuation allowance	(1,064,406)	(246,610)
Deferred tax assets, net of valuation allowance	$-	$-

As of December 31, 2024, we had federal net operating loss of $247,288 which has an indefinite carryforward period.

NOTE 11. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 900,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The Company is presently authorized to issue up to 900,000,000 shares of common stock, $0.001 par value per share, of which 74,999,777 and 62,329,743 shares of common stock were issued and outstanding as of December 31, 2024, and 2023, respectively. The holders of the Company’s common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available.

The holders of the Company’s common stock have sole voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock, currently including the Company’s preferred stock. The shares of common stock are not redeemable and have no preemptive or similar rights.

F-14

Convertible Notes – Conversions

During the year ended December 31, 2024, and period February 9, 2023 (inception) to December 31, 2023, the Company issued 12,670,034 and 17,500,000 shares of common stock, respectively, in connection with the conversion of the convertible notes discussed in Note 6.

NOTE 12. SIGNIFICANT CONTRACTS

Membership Interest Purchase Agreement

On December 8, 2023, XCF entered into a Membership Interest Purchase Agreement with RESC Renewables Holdings, LLC (“RESC Renewables”) to acquire all of the issued and outstanding Membership Interests of New Rise Renewables, LLC (“New Rise”) in exchange for a convertible promissory note of $100,000,000 (the “New Rise Convertible Note”) and 88,750,000 common stock shares of XCF. The transaction will result in XCF acquiring the business and operations of New Rise, including a renewable fuels processing plant located in Reno, Nevada. The transaction closed subsequent to December 31, 2024, refer to Note 14.

On December 8, 2023, XCF entered into a Membership Interest Purchase Agreement (“New Rise SAF MIPA”) with Randy Soule and GL to acquire all of the issued and outstanding Membership Interests of New Rise SAF in exchange for 20,000,000 common stock shares of XCF. The transaction will result in XCF owning a 10-acre plot adjacent to the New Rise Reno production facility. XCF intends to construct a processing plant, New Rise Reno 2, to produce sustainable aviation fuel. The transaction closed subsequent to December 31, 2024, refer to Note 14.

Debt and Equity Transactions

On March 12, 2024, the Company was the subject of a Form 8-K filing with the Securities and Exchange Commission (“SEC”) to effectuate a merger with a special purpose acquisition company, Focus Impact BH3 Acquisition Company (“Focus Impact”).

On March 12, 2024, the Company entered into a Company Support Agreement with the holders of the New Rise Convertible Note to void the New Rise Convertible Note and issue an amended convertible note on the closing of the transaction, with a mandatory conversion feature of the outstanding principal balance on the amended convertible note for shares of Class A common stock of Focus Impact BH3 Newco, Inc. common stock at a conversion price of $10 per share upon the consummation of the transaction with Focus Impact discussed above. The amended convertible note has not yet been issued and accounting for it is not required.

These transactions were subsequently completed in 2025 as disclosed in Note 14.

NOTE 13. RELATED PARTY TRANSACTIONS

Issuance of Common Stock to GL Part SPV I, LLC

GL’s beneficial ownership of XCF as of December 31, 2023, was comprised of 20,450,000 common stock shares (issued on September 14, 2023, for an aggregate purchase price of $20,450 in cash, or approximately $0.001 per share, or 27.3%). During the period ended December 31, 2024, the Company issued 12,670,034 shares of common stock in connection with the conversion of the convertible promissory note discussed in Note 6. As of December 31, 2024, the aggregate ownership of GL is comprised of 33,120,034 Common Stock or 44.2%.

F-15

Borrowing

During the period ended December 31, 2024, GL agreed to loan XCF $5,948,000 in the form of convertible notes payable to be used for a portion of XCF’s expenses for its initial public offering. All convertible notes payable were converted into common stock during the period ended December 31, 2024, as described in Note 6.

Notes payable to related party as of December 31, 2024, and 2023, respectively, includes $356,426 borrowed from GL. Interest on the promissory notes is 10% per annum. The note payable to related party is in default due to nonpayment upon the maturity date and the outstanding balance has been classified as current on the balance sheet as of December 31, 2024. During the years ended December 31, 2024, and the period February 9, 2023 (inception) to December 31, 2023, the Company recognized $35,643 and $6,054 in interest expense, respectively, related to these notes.

Related party payables as of December 31, 2024, and 2023 included $3,000 and $8,000 respectively; advanced to the Company from GL.

Management payable and receivable

Mihir Dange and SKY MD LLC (an entity owned 100% by Mihir Dange, Director) received $101,307 and $0 as expense reimbursements during the year ended December 31, 2024, and 2023, respectively. These expenses are included in general and administrative expenses in the income statements. The expense reimbursement payable to Mihir Dange as of December 31, 2024, and 2023, was $2,400 and 29,337, respectively, and is included in the Accrued expenses and other current liabilities on the balance sheets.

Additionally, there was a related party payable to the Vice President, Finance for bookkeeping services totaling $0 and $5,000 as of December 31, 2024, and 2023, respectively. There was an advance given to the Director and Chief Business Development Officer, for travel and other personal expenses totaling $10,199 and $0 as of December 31, 2024, and 2023, respectively and is included in the Related party receivables on the balance sheets.

NOTE 14. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date of the financial statements were issued for subsequent events disclosure or adjustment consideration.

Debt and equity issuances

On January 14, 2025, XCF and GL entered into a convertible promissory note for $200,000. The convertible promissory note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On January 14, 2025, the convertible promissory note was converted into 500,000 shares of XCF common stock.

On January 14, 2025, XCF and GL entered into a convertible promissory note for $138,333. The convertible promissory note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On January 14, 2025, the convertible promissory note was converted into 345,833 shares of XCF common stock.

On January 14, 2025, XCF and SKY MD LLC entered into a convertible promissory note for $138,333. The convertible promissory note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On January 14, 2025, the convertible promissory note was converted into 345,833 shares of XCF common stock.

On January 14, 2025, XCF and Focus Impact Partners, LLC (“Focus Impact Partners”) entered into a convertible promissory note for $150,000. The convertible promissory note bears interest at 10% per annum on the outstanding principal, is unsecured, and is convertible into shares of XCF common stock at a conversion price of $0.40 per share. On January 14, 2025, the convertible promissory note was converted into 375,000 shares of XCF common stock.

On January 31, 2025, XCF and Innovativ Media Group, Inc. entered into a promissory note for $500,000. The promissory note bearing interest of $100,000, payable on the earliest of March 31, 2025, unless extended by mutual written consent of XCF and Innovativ Media Group, Inc., or upon an event of default. In connection with the issuance of the promissory note, XCF issued 250,000 shares of its common stock to Innovativ Media Group, Inc.

F-16

On April 17, 2025, XCF and Innovativ entered into a first amendment to the Innovativ Promissory Note (the “Amended Innovativ Promissory Note”) whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom, unless extended in writing by mutual consent of XCF and Innovativ, or (ii) an event of default (as specified in the Amended Innovativ Promissory Note), if such note is then declared due and payable in writing by Innovativ. A “Qualified Financing Event” under the Amended Innovativ Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15 million, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3 million in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by Innovativ and XCF. The Amended Innovativ Promissory Note also provides for additional one-time interest payment on the note at a fixed rate of 12% or $60,000, which amount is in addition to the interest already payable on the original note.

On February 13, 2025, XCF and GL entered into a promissory note for gross principal amount of $1,200,000 with net proceeds from the note equal to $1,000,000. The promissory note bears interest of $240,000, is unsecured, and is due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to XCF, unless extended in writing by mutual consent of XCF and GL or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, XCF issued 200,000 shares of its common stock to GL.

On April 17, 2025, XCF and GL entered into a promissory note for gross principal amount of $2,500,000. The promissory note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of XCF entering into a Qualified Financing Event, unless extended in writing by mutual consent of XCF and GL or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, XCF issued 5,000,000 shares of its common stock to parties assigned by GL.

On May 10, 2025, XCF and Narrow Road Capital Ltd entered into a promissory note for gross principal amount of $700,000. The promissory note bears interest of $140,000, is unsecured, and is due at the earlier of (i) September 30, 205 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder shall have the right, but not the obligation, to elect to receive up to 280,000 shares of XCF common stock with 500 shares being issued on May 29, 2025. On September 10, 2025 Narrow Road elected the right to receive the remaining outstanding 279,500 shares associated with the note which were convertible into 191,813 shares of XCF Global, Inc. subsequent to XCF’s merger with Focus Impact BH3 Acquisition Company.

On May 10, 2025, XCF and Gregory Segars Cribb entered into a promissory note for gross principal amount of $250,000. The promissory note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 205 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder shall have the right, but not the obligation, to elect to receive up to 100,000 shares of XCF common stock with 500 shares being issued on May 29, 2025. On September 10, 2025 Gregory Segars Cribb elected the right to receive the remaining outstanding 99,500 shares associated with the note were convertible into 68,214 shares of XCF Global, Inc. subsequent to XCF’s merger with Focus Impact BH3 Acquisition Company.

On July 29, 2025, subsequent to XCF’s merger with Focus Impact BH3 Acquisition Company, XCF Global Inc. and EEME Energy SPV I LLC (“EEME Energy”) entered into a Convertible Note Purchase Agreement pursuant to which the Company agreed to issue and sell up to $7,500,000 in aggregate principal amount of convertible promissory notes in one or more closings. In connection with the execution of the Convertible Note Purchase Agreement, the Company also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of the Company’s Class A Common Stock as it relates to the arrangement fee and 200,000 of the Company’s Class A Common Stock as it relates to the advisory fee. EEME Energy has elected to convert the in aggregate $6,000,000 of the Convertible Promissory Note (including any interest accrued thereon) into shares of common stock of XCF Global, Inc.

F-17

New Rise SAF Closing

Our acquisition of New Rise SAF was completed on January 23, 2025. At closing, the aggregate purchase price of $200,000,000 was reduced by $12,700,000, which represented XCF’s five times liquidation preference for its preferred membership units. As a result, Randy Soule was issued 15,036,170 shares of XCF common stock in exchange for his membership units, and GL was issued 3,693,830 shares of XCF common stock in exchange for its membership units and after consideration of its five times liquidation preference. Total consideration at closing was approximately $187,300,000 or 18,730,000 shares of XCF common stock.

New Rise Closing

On February 19, 2025, XCF completed the acquisition of New Rise. At closing, the aggregate purchase price of $1.1 billion was reduced by $118,738,000, which represented principal and interest on New Rise’s outstanding debt obligations to a financial institution and two notes payable to XCF. As a result, RESC Renewables was issued 88,126,200 shares of XCF common stock in exchange for its membership units. In connection with a consulting agreement between RESC Renewables and GL, GL is entitled to receive 4,406,310 shares of the XCF common stock issued to RESC Renewables. On May 30, 2025, the aggregate purchase price was updated to reflect actual New Rise liabilities of $126.7 million compared to $118.7 million in connection with the initial closing on February 19, 2025. As a result, the total shares issued in connection with the acquisition were adjusted to be 87,331,951 of XCF common stock, of which RESC Renewables received 82,965,353 and GL received 4,366,598 shares of XCF common stock. In addition, pursuant to the New Rise Renewables MIPA, XCF issued a convertible promissory note to RESC Renewables in principal amount of $100,000,000, of which $51,746,680 in principal amount was subsequently assigned from RESC Renewables to Encore DEC, LLC, an entity 100% owned by Randy Soule.

Transaction with Focus Impact

On March 11, 2024, we entered into the Business Combination Agreement with Focus Impact and certain of Focus Impact’s subsidiaries. Focus Impact is a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The transaction was structured as a merger of XCF and a wholly owned subsidiary of Focus Impact. After the completion of the transaction on June 6, 2025 (the “NewCo Merger”), XCF became a wholly owned subsidiary of Focus Impact BH3 NewCo, Inc., which was subsequently renamed to XCF Global, Inc., and XCF Global, Inc. (“New XCF”) became a new publicly traded company on NASDAQ (Nasdaq: SAFX).

Pursuant to the terms of the Business Combination Agreement:

●	in connection with the completion of the NewCo Merger (i) each share of Focus Impact Class A common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Class A common stock, par value $0.0001 per share (“New XCF Common Stock”) (rounded down to the nearest whole share), (ii) each share of Focus Impact Class B common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Common Stock and (iii) each warrant of Focus Impact outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one New XCF Warrant, with New XCF assuming Focus Impact’s rights and obligations under the existing warrant agreement; and
●	in connection with the completion of the Company Merger, each share of common stock of XCF outstanding immediately prior to the effectiveness of the Company Merger was converted into the right to receive shares of New XCF Common Stock (rounded down to the nearest whole share) determined in accordance with the Business Combination Agreement based on a pre-money equity value of XCF of $1,750,000,000, subject to adjustments for net debt and transaction expenses, and a price of $10.00 per share of New XCF Common Stock.

The Company is evaluating the accounting for this transaction as of the date of these financial statements.

F-18

Consulting Agreement with Focus Impact Partners

On February 19, 2025, XCF and Focus Impact Partners entered into a strategic consulting agreement (the “Consulting Agreement”), pursuant to which Focus Impact Partners will provide XCF (and, the post-transaction company following completion of the Business Combination) with certain consulting services. Under the terms of the Consulting Agreement, Focus Impact Partners will receive an annual consulting fee of $1,500,000, which will be payable in monthly installments of $125,000 starting with an initial payment on or prior to March 31, 2025 (pro-rated from February 19, 2025, through and including March 31, 2025). In addition to the annual fee, the Consulting Agreement also provides that Focus Impact Partners is entitled to an additional consulting fee in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which Focus Impact Partners provides consulting services, the amount and terms of which will be subject to mutual agreement between the company and Focus Impact Partners consistent with the market practice for such consulting services.

ELOC Agreement

On May 30, 2025, NewCo and XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (“Helena”). Pursuant to the ELOC Agreement, following the completion of XCF’s previously announced business combination with Focus Impact, NewCo will have the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A Common Stock of NewCo, subject to the conditions set forth therein. As a commitment fee in connection with the execution of the ELOC Agreement, XCF has issued to Helena 740,000 shares of XCF’s common stock, representing the expected number of shares of its common stock that will be equal to 500,000 shares of NewCo Class A Common Stock as of the closing of the business combination.

Helena Note

On May 30, 2025, NewCo, XCF, Randall Soule, in his individual capacity as a shareholder of XCF, and Helena entered into a promissory note (the “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan evidenced by the Helena Note, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by NewCo or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of XCF common stock held by him to Helena, representing the expected number of shares of XCF common stock that will be equal to 2,000,000 shares of NewCo Class A Common Stock (the “Advanced Shares”) as of the closing of the business combination. Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from NewCo and (ii) aggregate net proceeds from the sale of Advanced Shares, NewCo’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If the Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from NewCo, NewCo shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Randall Soule agreed to transfer 2,840,000 shares of XCF common stock held by him to Helena. The Company and Mr. Soule entered into a Share Issuance Agreement dated as of May 30, 2025, pursuant to which the Company agreed to issue Mr. Soule 2,840,000 shares of XCF common stock in consideration for Mr. Soule’s transfer of an equal number of shares to the Investor.

On July 10, 2025, New XCF and Helena entered into Amendment No. 1 to the Helena Note dated May 30, 2025, by and between NewCo, Helena and Randall Soule. Pursuant to Amendment No. 1, in exchange for a cash payment from Helena of $2,249,771, the Company and Soule waived Helena’s obligation to return certain shares of the Company’s Class A Common Stock pursuant to Section 11.2 of the original Helena Note. The Company and Soule agreed to amend the Share Issuance Agreement dated as of May 30, 2025 between the Company and Soule. Under the terms of the amendment, Soule has agreed to return to the Company for cancellation of certain shares of the Company’s Class A Common Stock that had been issued to him pursuant to the original Share Issuance Agreement.

F-19

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-20

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2025	As of December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$405,575	$407,182
Restricted cash	5,316	5,824
Accounts receivable, net	9,852,154	-
Related party receivables	739,917	-
Other receivable	950,000	950,000
Derivative asset	1,029,997	-
Security deposit	1,500,000	1,500,000
Inventory, net	3,350,725	-
Other current assets	133,988	62,419
Total current assets	17,967,672	2,925,425

Property, plant and equipment	374,166,216	351,702,307
TOTAL ASSETS	$392,133,888	$354,627,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$21,735,711	$8,474,052
Related party payable	40,597,432	38,932,248
Professional fees payable	7,890,660	-
Loans payable to related party	6,890,158	2,350,000
Notes payable, current portion	115,195,498	110,304,484
Warrant liabilities	4,502,000	-
Accrued expenses and other current liabilities	50,450,425	20,364,663
Total current liabilities	247,261,884	180,425,447

Financial liability, net of closing costs	132,786,623	132,767,058
TOTAL LIABILITIES	380,048,507	313,192,505

Commitments and contingencies (Note 10)
STOCKHOLDERS’ EQUITY
Preferred stock; $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Common Stock; $0.0001 par value, 500,000,000 shares authorized; 149,264,925 and 140,227,818 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	14,926	140,228
Additional paid-in capital	-	70,313,190
Retained earnings/(Accumulated deficit)	12,070,455	(29,018,191)
TOTAL STOCKHOLDERS’ EQUITY	12,085,381	41,435,227
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$392,133,888	$354,627,732

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$6,576,232	$-	$6,576,232	$-
Cost of sales	7,811,302	-	7,811,302	-
Gross (loss)	(1,235,070)	-	(1,235,070)	-
Operating expenses:

Operating expenses	2,177,269	3,070,339	3,724,134	3,723,565
General and administrative expenses	6,487,895	691,824	10,270,680	4,059,295
Severance expense	13,200,000	-	13,200,000	-
Professional fees	11,277,307	-	11,853,942	-
Total operating expenses	33,142,471	3,762,163	39,048,756	7,782,860

Loss from operations	(34,377,541)	(3,762,163)	(40,283,826)	(7,782,860)

Other income (expense)
Change in the fair value of note payable	4,797,980	-	4,797,980	-
Change in fair value of warrants	206,166,000	-	206,166,000	-
Loss on issuance of debt to related party	(40,531,000)	-	(40,531,000)	-
ELOC commitment fees	(7,400,000)	-	(7,400,000)	-
Unrealized gain on derivative asset	(16,058,628)	-	(16,058,628)	-
Interest income (expense), net	(2,067,970)	9	(3,566,870)	9
Other income (expense), net	(260,732)	-	(322,748)	-
Total other income (expense)	144,645,650	9	143,084,734	9

Net income (loss)	$110,268,109	$(3,762,154)	$102,800,908	$(7,782,851)

Income per common share, basic and diluted(1)	$0.83	$-	$0.84	$-

Weighted average number of common shares outstanding, basic and diluted(1)	133,638,081	-	121,740,904	-

(1)	The historical common equity structure was in the form of membership percentages, and no shares were issued. As such, reporting periods prior to the three and six months ended June 30, 2025 will not present share or per share data.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-22

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 and 2024

	Three Month Period Ended June 30, 2025
	Common		Additional	Retained Earnings
	Stock Shares	Amount	Paid in Capital	(Accumulated Deficit)	Total Equity
Balance as of March 31, 2025	183,078,394	$183,078	$-	$(54,754,675)	$(54,571,597)
Recapitalization on June 6, 2025 (Note 1)	(57,446,488)	(170,515)	43,613,494	(43,442,979)	-
Balance as of March 31, 2025, as adjusted	125,631,906	12,563	43,613,494	(98,197,654)	(54,571,597)
Issuance of common stock to Focus Impact on connection with the Business Combination	5,322,463	532	(226,081,998)	-	(226,081,466)
Common stock issued as compensation for ELOC commitment fee	507,802	51	7,399,949	-	7,400,000
Common stock issued for conversion of loan payable to related party	10,000,000	1,000	99,999,000	-	100,000,000
Common stock issued to settle non-redemption agreements in connection with the Business Combination	622,109	62	1,239,938	-	1,240,000
Common stock issued in connection with the Business Combination	1,200,000	120	(120)	-	-
Common stock issued in conjunction with loan payable to related party	3,431,096	343	40,399,657	-	40,400,000
Common stock issued in conjunction with promissory notes	686	-	10,000	-	10,000
Common stock issued as compensation for severance	600,000	60	13,199,940	-	13,200,000
Common stock issued as replacement shares to Randy Soule	1,948,862	195	19,088,430	-	19,088,625
Stock based compensation associated with restricted stock units	-	-	1,131,710	-	1,131,710
Net income	-	-	-	110,268,109	110,268,109
Balance as of June 30, 2025	149,264,925	$14,926	$-	$12,070,455	$12,085,381

	Six Month Period Ended June 30, 2025
	Common		Additional	Retained Earnings
	Stock Shares	Amount	Paid in Capital	(Accumulated Deficit)	Total Equity
Balance as of December 31, 2024	140,227,818	$140,228	$70,313,190	$(29,018,191)	$41,435,227
Recapitalization on February 19, 2025 (Note 1)	42,850,576	42,851	(70,313,190)	(18,269,283)	(88,539,622)
Recapitalization on June 6, 2025 (Note 1)	(57,446,488)	(170,515)	43,613,494	(43,442,979)	-
Issuance of common stock to Focus Impact in connection with the Business Combination	5,322,463	532	(226,081,998)	-	(226,081,466)
Common stock issued as compensation for ELOC commitment fee	507,802	51	7,399,949	-	7,400,000
Common stock issued for conversion of loan payable to related party	10,000,000	1,000	99,999,000	-	100,000,000
Common stock issued to settle non-redemption Agreements in connection with the Business Combination	622,109	62	1,239,938	-	1,240,000
Common stock issued in connection with the Business Combination	1,200,000	120	(120)	-	-
Common stock issued in conjunction with loan payable to related party	3,431,096	343	40,399,657	-	40,400,000
Common stock issued in conjunction with promissory notes	686	-	10,000	-	10,000
Common stock issued as compensation for severance	600,000	60	13,199,940	-	13,200,000
Common stock issued as replacement shares to Randy Soule	1,948,862	195	19,088,430	-	19,088,625
Stock based compensation associated with restricted stock units	-	-	1,131,710	-	1,131,710
Net income	-	-	-	102,800,908	102,800,908
Balance as of June 30, 2025	149,264,925	$14,926	$-	$12,070,455	$12,085,381

	Three Month Period Ended June 30, 2024
	Common Stock		Additional Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
Balance as of March 31, 2024	140,227,818	$140,228	$35,597,686	$(10,048,631)	$25,689,283
Net loss	-	-	-	(3,762,154)	(3,762,154)
Balance as of June 30, 2024	140,227,818	$140,228	$35,597,686	$(13,810,785)	$21,927,129

	Six Months Period Ended June 30, 2024
	Members’ Contributions,		Common		Additional
	Net of Distributions	Members’ Deficit	Stock Shares	Amount	Paid in Capital	Accumulated Deficit	Total Equity
Balance as of December 31, 2023	$35,737,914	$(6,027,934)	-	$-	$-	$-	$29,709,980
Recapitalization (Note 1)	(35,737,914)	6,027,934	140,227,818	140,228	35,597,686	(6,027,934)	-
Net loss	-	-	-	-	-	(7,782,851)	(7,782,851)
Balance as of June 30, 2024	$-	$-	140,227,818	$140,228	$35,597,686	$(13,810,785)	$21,927,129

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

XCF GLOBAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six-Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income (loss)	$102,800,908	$(7,782,851)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Stock-based compensation expense	1,186,605	-
Non-cash severance expense	13,200,000	-
Net realizable value adjustments	2,581,874	-
Change in fair value of notes payable	(4,797,980)	-
Change in fair value of loans payable to related party	79,000	-
Amortization of debt discount	105,747
Loss on issuance of debt to related party	40,531,000	-
Loss on issuance of debt	138,000	-
ELOC commitment fee expense	7,400,000	-
Change in fair value of warrant liabilities	(206,166,000)	-
Change in fair value of derivative asset	16,058,628	-
Changes in operating assets and liabilities:
Accounts receivable	(7,364,394)	-
Related party receivable	(65,180)	-
Inventories	(5,932,599)	-
Other current assets	191,389	(26,541)
Related party payable	709,318	(821,142)
Accounts payable	15,241,633	1,224,184
Professional fees payable	4,915,209	-
Accrued expenses and other current liabilities	10,651,043	16,856
Net cash used in operating activities	(8,535,798)	(7,389,493)
Cash flows from investing activities:
Cash acquired in Acquisition	220,897	-
Cash paid for operations plant	-	(239,134)
Cash paid for construction in progress	(1,474,214)	-
Purchase of property and equipment	-	(7,153,291)
Net cash used in investing activities	(1,253,317)	(7,392,425)
Cash flows from financing activities:
Proceeds from member contributions	4,387,000	13,287,231
Proceeds from borrowing	1,950,000	500,000
Proceeds from related party note payable	2,500,000	1,421,000
Proceeds from note payable	950,000	-
Repayment of borrowing	-	(500,000)
Net cash provided by financing activities	9,787,000	14,708,231

Net decrease in cash, cash equivalents and restricted cash	(2,115)	(73,687)
Cash, cash equivalents and restricted cash at beginning of year	413,006	176,600
Cash, cash equivalents and restricted cash at the end of year	$410,891	$102,913

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$1,299,360

Supplemental disclosure of Non-Cash Investing and Financing Activities:
Capitalization of debt closing costs to construction in progress	$107,650	$107,650
Issuance of common stock in exchange for members’ equity in Acquisition	$1,060,619,510	$-
Assumption of net assets (liabilities) in Acquisition	$(93,647,521)	$-
Issuance of membership units to settle related party payables	$500,000	$-
Assumption of net assets (liabilities) from Business Combination	$(226,081,466)	$-
Conversion of convertible note payable to related parties into New XCF common stock	$100,000,000	$-
Issuance of common stock for ELOC commitment fee	$7,400,000	$-
Conversion of non redemption agreement	$1,240,000	$-
Interest capitalization on notes payable	$5,943,286	$5,387,613
Interest capitalization on financial liability	$5,306,929	$5,167,503

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Description of Business

XCF Global, Inc. (“New XCF, the “Company”, or “we”), a Delaware corporation, formerly known as Focus Impact BH3 NewCo, Inc., was founded on March 6, 2024, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Subsequent to the Business Combination, the name was changed to XCF Global, Inc.

In connection with the completion of the Business Combination described below under “Business Combination,” XCF Global Capital, Inc., a Nevada corporation (referred to herein as “Legacy XCF”), became a wholly-owned subsidiary of New XCF. Legacy XCF was formed in January 2023, and was founded, to develop, operate and invest in renewable energy assets and production facilities. Throughout 2023, Legacy XCF identified acquisition targets in Nevada, Florida, and North Carolina as the foundation for the Company’s first production of sustainable aviation fuel (“SAF”), a synthetic kerosene derived from waste- and residue-based feedstocks such as waste oils and fats, green and municipal waste, and non-food crops and, currently, blended with conventional Jet-A fuel. We are committed to reducing the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. Though we are focused on promoting and accelerating the decarbonization of the aviation industry through SAF, we may, opportunistically, produce other renewable products such as renewable diesel, a renewable fuel, and bio-based glycerol, also known as natural glycerin, which is used in healthcare, food, and cosmetics industries. We believe there is a market opportunity in the aviation and renewable sectors as a result of a combination of regulatory support, industry-led demand and end-user commitment. The actual market environment may evolve differently from our expectations and is subject to a variety of external forces such as government regulation and technological development that may impact the market opportunity. New XCF intends to build a nationwide portfolio of SAF and renewable fuels production facilities that use waste- and residue-based feedstocks at competitive production costs. We also intend to implement a fully integrated business model from feedstock supply and production to marketing and sales of SAF. New XCF is currently one of the few publicly traded renewable fuels companies primarily focused on SAF and renewable fuels in the United States, with the stated intention to be a majority SAF producer, distinguishing itself from peers that are predominantly legacy crude oil refiners. We intend to scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability, and quality. We also own dormant biodiesel plants located in Fort Myers, Florida and Wilson, North Carolina that we intend to further build-out and reconstruct SAF, renewable fuels and/or associated SAF-related infrastructure. We are continuing to evaluate the role of each of the Fort Myers, Florida and Wilson, North Carolina facilities within New XCF’s broader SAF and biofuels value chain.

On January 23, 2025 and February 19, 2025, Legacy XCF completed its acquisitions (the “Acquisition”) of New Rise SAF Renewables Limited Liability Company, (“New Rise SAF”) and New Rise Renewables, LLC. (“New Rise Renewables”) (collectively the “New Rise Entities”), which became wholly-owned subsidiaries of XCF Global Capital, Inc. (“Legacy XCF”). New Rise Renewables, a Delaware limited liability company, was formed on September 23, 2016 for the purpose of owning 100% of New Rise Renewables Reno, LLC (“New Rise Reno”). New Rise Renewables is focused on producing renewable fuels to lower the world’s carbon footprint by meeting the growing demand for renewable fuels and will concentrate on the production of clean-burning, sustainable biofuels, principally SAF. The New Rise Reno facility is built on a 10-acre parcel located within McCarran, Nevada. New Rise Reno’s activities have primarily consisted of acquiring plant assets, infrastructure development and construction, and other pre-operational expenditures. In February 2025, New Rise Reno began initial production of SAF and renewable naphtha (a byproduct in SAF production). First deliveries of neat SAF and renewable naphtha began in March 2025. During the initial phase of production ramp-up, New Rise Reno production facility operated at approximately 50% of nameplate capacity. Until SAF production is at nameplate capacity, New Rise Reno is not deemed to be an operating facility and classifies as under construction until final project acceptance under New Rise’s license agreement with Axens North America under the original intention of the SAF conversion. Such final project acceptance has not yet been completed. While ramp-up processes are being undertaken and until final plant acceptance, management has made the determination to temporarily produce and sell renewable diesel, a byproduct of SAF production, which can be achieved at approximately 2,000 barrels per day, which is approximately 20% below nameplate capacity, and without any additional modifications to the facility. In May 2025, New Rise Reno began selling renewable diesel under its Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”).

Business Combination

On March 11, 2024, Legacy XCF entered into a business combination agreement (the “Business Combination Agreement”) with Focus Impact BH3 Acquisition Company (“Focus Impact”), Focus Impact BH3 Newco, Inc., (“NewCo”) a wholly owned subsidiary of Focus Impact, Focus Impact BH3 Merger Sub 1, LLC, a wholly owned subsidiary of NewCo (“Merger Sub 1”), and Focus Impact BH3 Merger Sub 2, Inc., a wholly owned subsidiary of NewCo (“Merger Sub 2”). The business combination was effected in two steps: (a) Focus Impact merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity as a wholly owned subsidiary of NewCo; and (b) immediately after, Merger Sub 2 merged with and into Legacy XCF, with Legacy XCF continuing as a wholly-owned subsidiary of NewCo (these transactions, collectively, the “Business Combination”).

The Business Combination closed on June 6, 2025 (the “Closing Date”). As a result of the Business Combination, NewCo, subsequently changed its name to XCF Global, Inc. and became a new publicly traded company on NASDAQ (Nasdaq: SAFX).

In connection with the closing of the Business Combination:

●	All shares of Class A common stock of Legacy XCF outstanding as of immediately prior to the Business Combination were cancelled and automatically converted into the right to receive an aggregate 142,130,632 shares of New XCF Class A common stock, par value $0.0001 per share.

●	All 651,919 shares outstanding Focus Impact Class A and Class B common stock were cancelled and converted into shares of common stock of New XCF on a one-for-one basis.

●	11,500,000 redeemable outstanding public warrants and 6,400,000 private placement warrants of Focus Impact representing the right to purchase one share of Focus Impact Class A common stock were adjusted to represent the right to purchase one share of New XCF Class A common stock at $11.50 per share.

F-25

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Business Combination was accounted for as a reverse recapitalization in accordance with US GAAP. Accordingly, Legacy XCF was deemed the accounting acquirer (and legal acquiree) and NewCo was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the reverse recapitalization was treated as the equivalent of Legacy XCF issuing stock for the net assets (liabilities) of Focus Impact, accompanied by a recapitalization. The net assets of Focus Impact are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Business Combination are those of Legacy XCF. All periods prior to the Business Combination have been retrospectively adjusted in accordance with the Business Combination Agreement for the equivalent number of common shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Additionally, all outstanding convertible notes were adjusted in accordance with their terms, which will, among other changes to the convertible note terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such convertible notes and to the exercise and redemption prices of such convertible notes. The number of shares for all periods prior to the Closing Date have been retrospectively decreased using the exchange ratio that was established (the “Exchange Ratio”).

The following table sets forth the assets and liabilities as of June 6, 2025, that were assumed in connection with the execution of the Business Combination:

Focus Impact
Current assets:
Loan receivable	$2,000,000
Other current assets	71,556
Total current assets	2,071,556
Total assets acquired	$2,071,556
Current liabilities:
Non-redemption agreement	$1,240,000
Accrued expenses and other current liabilities	7,570,660
Notes payable	8,558,492
Warrant liabilities	210,668,000
Total current liabilities assumed	$228,037,152
Unrecognized tax benefit	115,870
Total assets acquired and liabilities assumed	$(226,081,466)

In connection with the Business Combination, we incurred approximately $17,011,496 of transaction costs, consisting of legal and other professional fees, of which $6,923,808 was recorded to additional paid-in capital, and $10,087,688 was recorded as an expense professional fees on the unaudited condensed consolidated statements of operations.

Conversion of Convertible Note to related party

In connection with the closing of the Business Combination, an outstanding Legacy XCF convertible note to related party with an aggregate principal amount of $100,000,000 was converted into 10,000,000 shares of New XCF Class A common stock. Refer to Note 9 for further information on the Company’s convertible notes.

Public Warrants and Private Placement Warrants

In connection with the closing of the Business Combination, the Company assumed 11,500,000 outstanding public warrants (the “Public Warrants”) to purchase an aggregate of 11,500,000 shares of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 11,500,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Public Warrants was $121,900,000 measured at fair value at the Closing Date. See Note 2 and Note 9 for further information on the Public Warrants.

In connection with the closing of the Business Combination, the Company assumed 6,400,000 outstanding private placement warrants (the “Private Placement Warrants”) to purchase an aggregate of 6,400,000 of Focus Impact Class A common stock at $11.50 per share, which were adjusted to represent the right to purchase an aggregate of 6,400,000 shares of New XCF Class A common stock at $11.50 per share. The total value of the liability associated with the Private Placement Warrants was $88,768,000 at the Closing Date. See Note 2 and Note 9 for further information on the Private Placement Warrants.

F-26

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Private Placement Warrants are identical to the Public Warrants underlying the units initially sold by Focus Impact, except that the Private Placement Warrants: (i) will not be redeemable by the Company so long as they are held by the Former Sponsor or Sponsor (as defined in the Private Placement Warrants and the Public Warrants) or any of its permitted transferees; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Former Sponsor or Sponsor or any of its permitted transferees and (iii) are (including the common stock issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Former Sponsor and Sponsor have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A common stock issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Initial Business Combination.

ELOC Agreement

On May 30, 2025, NewCo and Legacy XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (“Helena”). Pursuant to the ELOC Agreement, following the completion of the Business Combination, New XCF will have the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A common stock of New XCF, subject to the conditions set forth therein. At issuance, the fair value of the ELOC Agreement was zero. As of June 30, 2025, the Company has not sold any Class A common stock related to the ELOC.

As a commitment fee in connection with the execution of the ELOC Agreement, on May 31, 2025, Legacy XCF issued to Helena 740,000 shares of Legacy XCF’s common stock (the “Commitment Shares”). The Commitment Shares were valued at $10.00 per share for a total value of $7,400,000 which was recorded in ELOC commitment fees in the unaudited condensed consolidated statements of operations during the six months ended June 30, 2025.

Reverse Asset Acquisition

On December 8, 2023, Legacy XCF and the owners of New Rise Renewables and New Rise SAF, entered into two agreements: (1) the Membership Interest Purchase Agreement with New Rise SAF (“New Rise SAF MIPA”), and (2) the Membership Interest Purchase Agreement with New Rise Renewables (the “New Rise Renewables MIPA,” and together with the New Rise SAF MIPA, the “MIPAs”). The MIPAs facilitated the purchase of 100% of the equity in both New Rise Renewables and New Rise SAF by Legacy XCF, with both transactions closing during the period ending March 31, 2025. The two transactions were consummated as follows:

●	On January 23, 2025, the New Rise SAF acquisition closed when Legacy XCF transferred 18,730,000 shares of its common stock to Randy Soule and GL Part I SPV, LLC (“GL”) – the two legacy membership interest holders of New Rise SAF – in exchange for 100% of the outstanding membership interests of that entity.

●	On February 19, 2025, the New Rise Renewables acquisition closed when Legacy XCF transferred 87,331,951 shares of its common stock to RESC Renewables, LLC (“RESC”) and GL– the two legacy membership interest holders of New Rise Renewables – and issued a $100,000,000 convertible promissory note dated February 19, 2025 (discussed in the “Convertible Promissory Note” section below) to RESC in exchange for 100% of the outstanding membership interests of New Rise Renewables.

The exchange of equity interests between Legacy XCF and the New Rise Entities were executed in contemplation of one another and were treated as a combined transaction, which resulted in the New Rise entities becoming wholly owned subsidiaries of Legacy XCF. The combined transaction was accounted for as a reverse asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, “Business Combinations – Related Issues”. New Rise Entities are considered the accounting acquirers and legal acquirees, and Legacy XCF is the legal acquirer and accounting acquiree.

As a result of the Acquisition, the historical financial statements of the consolidated company prior to February 19, 2025, are those of New Rise Renewables and New Rise SAF. The assets and liabilities of Legacy XCF were recorded at fair value as of the acquisition date. The equity structure presented in the financial statements has been retroactively restated to reflect the legal capital structure of Legacy XCF, including the shares issued to New Rise Renewables and New Rise SAF in connection with the acquisition. Prior to the recapitalization, members of the New Rise entities contributed $4,887,000 in equity interests during the three month period ended March 31, 2025. Total shares of Legacy XCF common stock outstanding immediately following the close of transaction were 183,078,394.

F-27

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the fair values of the assets and liabilities as of February 19, 2025, that were assumed in connection with the execution of the MIPAs:

Legacy XCF
Current assets:
Cash and cash equivalents	$220,897
Related party receivables	674,737
Receivable from New Rise Renewables LLC	1,939,974
Convertible notes receivable	141,401
Total current assets	2,977,009
Land	179,000
Construction in progress	10,763,059
Total assets acquired	$13,919,008
Current liabilities:
Professional fees payable	$2,975,451
Accrued expenses and other current liabilities	191,677
Accrued interest on notes payable	501,402
Notes payable	1,964,417
Loan payable to related party	1,712,745
Convertible notes payable to related party (Note 8)	100,000,000
Total current liabilities assumed	107,345,692
Total assets acquired and liabilities assumed	$(93,426,624)

The results of operations for Legacy XCF are included in the unaudited condensed consolidated financial statements from the date of acquisition forward. Net loss attributed to Legacy XCF from the acquisition date of February 19, 2025 to June 30, 2025 was $1,223,267. All intercompany accounts and transactions have been eliminated in consolidation.

Liquidity and Going Concern

In accordance with Accounting Standards Update, (“ASU”), 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the unaudited condensed consolidated financial statements are issued. This evaluation requires management to perform two steps. First, management must evaluate whether there are conditions and events that raise substantial doubt about our ability to continue as a going concern. Second, if management concludes that substantial doubt is raised, management is required to consider whether it has plans in place to alleviate that doubt. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the unaudited condensed consolidated financial statements are issued. Disclosures in the notes to the unaudited condensed consolidated financial statements are required if management concludes that substantial doubt exists or that its plans alleviate the substantial doubt that was raised.

Since inception through June 30, 2025, we have incurred recurring losses from operations. Our net income and net loss was $102,800,908 and $7,782,851, respectively, for the six-month periods ended June 30, 2025 and 2024. We had retained earnings of $12,070,455 and current liabilities of $247,261,884 as of June 30, 2025, and cash equivalents, excluding restricted cash, of $405,575. We believe that operating losses and negative operating cash flows will continue into the foreseeable future. These conditions raise substantial doubt about our ability to continue as a going concern.

F-28

XCF Global, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Our ultimate success is dependent on our ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. Our business will require significant capital to sustain operations and significant investments to execute our long-term business plan. Absent generation of sufficient revenue from the execution of our long-term business plan, we will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

If we are is not able to secure adequate additional funding when needed, we will need to reevaluate its operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact our business, results of operations and future prospects. There can be no assurance that in the event we require additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on our ability to achieve its intended business objectives.

Therefore, there is substantial doubt about our ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued. The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to our ability to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements for New XCF and its wholly-owned subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and instructions to Form 10-Q and, therefore, do not include all disclosures necessary for a complete presentation of financial position, results of operations and cash flows in conformity with U.S. GAAP. In the Company’s opinion, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of the results that may be expected for the entire fiscal year.

Emerging Growth Company Status

After the closing of the Business Combination, the Company has elected to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-29

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. Such estimates include the opening balance sheet fair values in connection with the Acquisition, allowance for credit losses, reserves for net realizable value of inventory, useful lives of property, plant and equipment, the valuation of long-lived assets and their recoverability, stock-based compensation, the valuation of warrant liabilities, the valuation of loans payable to related parties where the fair value option was elected, and accounting for income taxes and uncertain tax positions. The Company bases its estimates on historical experience and also on assumptions that management considers reasonable. The Company assesses these estimates on an ongoing basis; however, actual results could materially differ from these estimates.

Segments

Operating segments as defined in ASC 280, “Segment Reporting”, are components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

The Company has one reportable segment: renewable fuels. The renewable fuels segment will derive revenues from selling renewable energy products in the future once the Company’s plant facilities reach principal operations. The Company’s chief operating decision maker is the senior executive committee that includes the Chief Executive Officer and Chief Financial Officer.

The measures of segment profit or loss and total assets used by the chief operating decision maker to assess performance for the renewable fuels segment and decide how to allocate resources is based on net income (loss) and total assets as reported on the unaudited condensed consolidated statements of operations and balance sheets, respectively. The significant expense categories, their amounts and other segment items that are regularly provided to the chief operating decision maker are those that are reported in the Company’s unaudited condensed consolidated statements of operations.

Cash, Cash Equivalents and Restricted Cash

All highly liquid temporary cash investments with original maturities of three months or less are cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. Restricted cash represents funds the Company is required to set aside for debt servicing purposes.

The Company reconciles cash, cash equivalents, and restricted cash reported in its unaudited condensed consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s unaudited condensed consolidated statements of cash flows as follows:

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$405,575	$407,182
Restricted cash	5,316	5,824
Total cash, cash equivalents and restricted cash	$410,891	$413,006

Accounts Receivable, net

Accounts receivable, net, are reported at the invoiced amount, less an allowance for potential uncollectible amounts. The Company did not recognize an allowance for uncollectible amounts as of June 30, 2025 or December 31, 2024.

F-30

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Inventory

Inventories are comprised of raw materials, work-in-process and finished goods, and are stated at the lower of cost or net realizable value. Cost is determined using the weighted-average method. Management compares the cost of inventories with the net realizable value, and an allowance is made to write down inventories to market value, if lower. Net realizable value is the estimated selling price in the ordinary course of business, less predictable cost of completion and applicable selling expenses. The cost of inventories includes inbound freight costs. As of June 30, 2025, the Company had $1,482,900 and $1,867,825 of raw material and finished goods inventory, net of reserves, respectively. As of June 30, 2025, the Company had reserves for raw material and finished goods inventory of $626,671 and $1,955,203, respectively. As of December 31, 2024, the Company did not hold any inventory.

Property, Plant and Equipment

Land, machinery and equipment and operation plant are recorded at cost less accumulated depreciation. Depreciation of machinery and equipment and operation plant is calculated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to thirty-nine years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditure on maintenance and repairs are expensed as incurred.

Depreciation commences upon the machinery and equipment and operation plant being placed in service. As of June 30, 2025, no machinery, equipment or operation plant had been placed in service and therefore there was no accumulated depreciation as of the balance sheet date.

Construction in progress represents expenditures necessary to bring an asset, project, new facilities or equipment to the condition necessary for its intended use and are capitalized and recorded at cost. Once completed and ready for its intended use, the asset is transferred to property, plant and equipment to be depreciated or amortized.

Impairment of Long-Lived Assets

Long-lived assets, including construction in progress are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If an asset group is determined not to be recoverable, the asset group’s carrying value is considered to be impaired. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair market value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. During six month period ended June 30, 2025 and the year ended December 31, 2024, no triggering events were identified that would require a quantitative assessment. During the periods ended June 30, 2025, and 2024, no impairment expense was recognized.

Subscription Agreement

On November 3, 2023, Focus Impact entered into a subscription agreement (the “Subscription Agreement”) with Focus Impact BHAC Sponsor, LLC and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar agreed to make certain capital contributions to Focus Impact of up to $1,200,000 (the “Capital Contribution” or “Note Payable - Polar”) at the request of Focus Impact. The Capital Contribution were to be repaid to Polar by Focus Impact within five (5) business days of Focus Impact’s closing of the Business Combination (the “Closing”). Polar could elect to receive such repayment in cash or in shares of Class A common stock of New XCF. Additionally, as stipulated by the Subscription Agreement, in consideration of the Capital Contribution funded by Polar, 1,200,000 shares of New XCF Class A common stock was issued to Polar on the Closing Date (“Subscription Agreement Shares – Polar”).

In accordance with ASC 825, Focus Impact elected to record the Note Payable - Polar at fair value upon issuance and will remeasure the Note Payable - Polar at fair value at each reporting period.

The Note Payable- Polar was not settled at close of the Business Combination, and New XCF assumed the obligation. Pursuant to Section 1.5 and Section 1.6 of the Subscription Agreement, Polar gave notice to the Company, that as of June 17, 2025, the Company was in default of the agreement (“the Default Date”). Since the default continued for a period of five business days from the Default Date (the “Default”), the Company will issue 120,000 shares of common stock to Polar and will issue an additional 120,000 shares to Polar each month until the Default is cured (the “Default Shares – Polar”).

F-31

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Derivative Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. The Company has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreements qualify for liability accounting treatment and are recorded as derivative liabilities on the unaudited condensed consolidated balance sheets and measured at fair value at issuance and remeasured at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Derivative Asset

The Company evaluates all features contained in financing agreements to determine if there are any embedded derivatives that require separate accounting from the underlying agreement. An embedded derivative that requires separation is accounted for as a separate asset or liability from the host agreement. The derivative asset or liability is accounted for at fair value, with changes in fair value recognized in the unaudited condensed consolidated statement of operations. The Company determined that certain features under the Helena Note qualified as an embedded derivative. The derivative asset is accounted for separately from the Helena Note at fair value (Note 7).

Revenue

The Company recognizes revenue when control of the promised goods or services is transferred to its customers, in an amount that reflects the consideration to which it expects to be entitled in exchange for the goods or services. To achieve that core principle, a five-step approach is applied: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue allocated to each performance obligation when the Company satisfies the performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition.

Revenue from the Company’s point in time product sales is recognized when products are transferred, or services are invoiced and control transferred. See Note 3, Revenues from Contracts with Customers.

The Company is the principal in its customer contracts because it has control over the goods and services prior to them being transferred to the customer, and as such, revenue is recognized on a gross basis. Sales taxes are excluded from revenues. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Cost of Sales

Cost of sales includes those costs directly associated with the production of revenues, such as raw material consumed, freight costs, factory overhead, and other direct production costs.

Stock-Based Compensation

The Company recognizes compensation expense for all stock-based payment arrangements over the requisite service period of the award and recognizes forfeitures as they occur. For service and performance-based stock options, the Company determines the grant date fair value using the Black-Scholes option pricing model, which requires the input of certain assumptions, including the expected life of the stock-based payment award, stock price volatility and risk-free interest rate. For restricted stock units, the Company determines the grant date fair value based on the closing market price of its Class A common stock on the date of grant.

General and Administrative

General and administrative expenses are expensed as incurred. The Company’s general and administrative costs consist of personnel costs, consulting, legal and regulatory fees, marketing costs, website development costs, insurance costs, travel expenses and hiring expenses.

F-32

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025.

Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted net income per common share attributable to common shareholders is computed by dividing net income by the weighted average number of common shares outstanding during the period adjusted for the dilutive effects of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Recently Issued, Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) – Disaggregation of Income Statement Expenses,” which requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the income statement. The amendments are effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively or retrospectively. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

F-33

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In November 2024, the FASB issued ASU 2024-04 (“ASU 2024-04”), Debt-Debt with Conversion and Other Options (Subtopic 470-20). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its disclosures in its unaudited condensed consolidated financial statements.

Recently Adopted Accounting Pronouncements

In May 2025, the FASB issued ASU 2025-03 (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The amendments are effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendment should be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company early adopted the ASU 2025-03 as of January 1, 2025. The adoption of ASU 2025-03 did not have a material impact on its unaudited condensed consolidated financial statements as of June 30, 2025.

In December 2023, the FASB issued ASU 2023-09 (“ASU 2023-09”), Income Taxes, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. The Company adopted ASU 2023-09 as of January 1, 2025. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

NOTE 3. REVENUE FROM CONTRACTS WITH CUSTOMERS

The Company’s revenues are generated under an agreement with Phillips 66, which is the only revenue contract the Company has entered. Under the Phillips 66 agreement, the Company will sell renewable diesel, sustainable aviation fuel, renewable Naphtha, (collectively, “renewable fuels”) and transfer Renewable Identification Numbers (“RIN”) and Low Carbon Fuel Standard credits (“LCFS”) (collectively “environmental credits”) associated with the generation of the renewable fuels.

Sale of sustainable aviation fuel and Naphtha

As discussed in Note 1, the Company is currently in the process of constructing plants to process non-food feedstock into renewable fuels. While the Company owns several plants, none of the facilities have commenced production operations as of June 30, 2025. As the plants were in the construction phase, all sales of sustainable aviation fuel and Naphtha are considered activities to bring the plant assets to operating production; therefore, in accordance with ASC 360-10-30-1, sales of sustainable aviation fuel and Naphtha during the construction phase before operational commencement occurs are capitalized as a reduction of the cost of the plant. In the three and six months ended June 30, 2025, $1,854,743 and $2,487,760 of gross sales of Naphtha and synthetic blended components were capitalized as a reduction of the cost of the plants, respectively.

Sale of renewable diesel and environmental credits

The Company generates revenue from the sale of renewable diesel and transfer of related environmental credits under the contract with Phillips 66 when control is transferred to the customer. The amount of consideration to which the Company is entitled for the delivery of renewable diesel and environmental credits is based on pricing established in the contract that is indexed to commodity market prices and quantities sold. Revenue related to the sale of renewable energy and environmental credits is recognized at a point in time when control is transferred to the associated customer. During the three and six months ended June 30, 2025 and 2024, no revenue from sales of SAF and renewable Naphtha and environmental credits was recognized.

The table below presents the Company’s revenue disaggregated by revenue source. There was no revenue recognized during the comparative three and six month periods ending June 30, 2024.

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Revenue service line:
Renewable diesel products	$3,372,667	$3,372,667
Renewable diesel environmental credits	3,203,565	3,203,565
Total operating revenue	$6,576,232	$6,576,232

F-34

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2025	2024
Construction in progress	$346,509,541	$324,224,632
Land	1,439,000	1,260,000
Machinery and equipment	9,555,000	9,555,000
Operations plant	16,662,675	16,662,675
Total property, plant and equipment	$374,166,216	$351,702,307

NOTE 5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2025	2024
Accrued interest	$34,386,021	$19,362,859
Accrued offering costs	12,644,719	-
Vendor claim	950,000	950,000
Accrued expenses and other liabilities	2,469,685	51,804
Accrued expenses and other current liabilities	$50,450,425	$20,364,663

NOTE 6. NOTES PAYABLE

As of June 30, 2025 and December 31, 2024, the Company has four notes payable to Greater Nevada Credit Union (“GNCU”, and collectively, the “GNCU Loan”) that are secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The notes bear interest equal to the Wall Street Journal Prime Rate plus 2.00% and 7.00%, calculated quarterly (10.5% and 15.5.%, respectively, as of June 30, 2025 and December 31, 2024), payable monthly. The maturity date for the GNCU Loan is December 31, 2037. The Company is currently in default on these notes due to failure to make required minimum monthly payments and the outstanding balance has been classified as current on the unaudited condensed consolidated balance sheets.

In connection with the issuance of the notes, the Company incurred direct costs and closing fees totaling $3,523,380. In accordance with FASB ASC Topic 835-30, “Imputation of Interest”, these costs have been recognized as debt closing costs and are being amortized over the term of the notes. During both periods ended June 30, 2025 and June 30, 2024, $88,084 of debt closing costs have been capitalized as construction in progress, respectively. The balance of the GNCU Loan is presented net of the unamortized closing costs on the accompanying unaudited condensed consolidated balance sheets. As of June 30, 2025 and December 31, 2024, the gross notes payable balance was $112,580,000, which is presented net of the unamortized closing costs on the notes of $2,187,432 and $2,275,516, respectively. As of June 30, 2025, and December 31, 2024, unpaid accrued interest on the notes payable was $14,494,090 and $8,550,804, respectively. Total interest expense for the three and six month periods ended June 30, 2025, was $2,978,679 and $5,943,286, respectively. Total interest expense for the three and six month periods ended June 30, 2024, was $3,343,487 and $6,686,973, respectively.

The Company also assumed several promissory note agreements as part of the Acquisition that occurred in February 2025. The aggregate notes payable balance was $2,014,417 and interest payable of $656,298 as of June 30, 2025. Interest on the promissory notes range from 8% - 12% per annum. Total interest expense for the three and six month periods ended June 30, 2025, was $60,070 and 196,592, respectively. Maturity dates for these promissory notes are less than one year. One of the promissory notes is secured by the building and all equipment located in the biodiesel plant in Fort Myers, Florida. These notes have already matured but the company has not received any default notice with respect to these notes and notes are payable on demand now. Additionally, the Company elected the fair value option for measuring the fair value of one of its promissory notes assumed in the Acquisition. During the three and six month periods ended June 30, 2025 the Company recognized a loss of $5,000 and $50,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations.

F-35

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 10, 2025, Legacy XCF and Narrow Road Capital Ltd entered into a promissory note for gross principal amount of $700,000. The promissory note bears interest of $140,000, is unsecured, and is due at the earlier of (i) September 30, 2025 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 280,000, shares of Legacy XCF common stock equivalent to 192,141 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the unaudited condensed consolidated statements of operations. For the three and six month periods ended June 30, 2025, the Company recognized $55,817 in interest related to this note. Additionally, the Company elected the fair value option for measuring this promissory note. During the three and six month periods ended June 30, 2025 the Company recognized a loss of $22,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2025 the fair value of the note payable was $815,000.

On May 10, 2025, Legacy XCF and Gregory Segars Cribb entered into a promissory note for gross principal amount of $250,000. The promissory note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 2025 or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, the holder had the right, but not the obligation, to elect to receive up to 100,000 shares of Legacy XCF common stock equivalent to 68,622 Class A common stock of New XCF if elected after the Business Combination. On each issuance date, the note and corresponding common stock shares were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the unaudited condensed consolidated statements of operations. For the three and six month periods ended June 30, 2025, the Company recognized $18,276 in interest related to this note. Additionally, the Company elected the fair value option for measuring this promissory note. During the three and six month periods ended June 30, 2025 the Company recognized a loss of $6,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2025 the fair value of the note payable was $291,000.

On May 30, 2025, New XCF, Legacy XCF, Randall Soule (“Soule”), in his individual capacity as a shareholder of Legacy XCF, and Helena Global Investment Opportunities I Ltd (“Helena”) entered into a promissory note (the “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from Helena’s disbursement of the loan, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by New XCF or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena, representing the expected number of shares of Legacy XCF common stock that will be equal to 1,948,862 shares of New XCF Class A common stock as of the closing of the Business Combination (the “Advanced Shares”). Upon Helena’s receipt of an aggregate of $2,400,000 in (i) payments from New XCF and (ii) aggregate net proceeds from the sale of Advanced Shares, New XCF’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If Helena shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from New XCF, New XCF shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note. As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Soule agreed to transfer 2,840,000 shares of Legacy XCF common stock held by him to Helena. The Company and Soule entered into a letter agreement dated as of May 30, 2025 (the “Side Letter Forward” or “derivative asset”), pursuant to which the Company agreed to issue Soule 2,840,000 shares of Legacy XCF common stock (“Replacement Shares”) in consideration for Soule’s transfer of an equal number of shares to Helena. At issuance, the Company recorded the Replacement Shares and the Side Letter Forward at their fair value. For the period ended June 30, 2025, the Company recognized a $16,058,628 gain on the Side Letter Forward, which is recorded in unrealized gain on derivative in the unaudited condensed consolidated statement of operations. As of June 30, 2025, the fair value of the derivative asset is $1,029,997.

As a result of the Business Combination that closed June 6, 2025, the Company assumed a note payable from Polar (Note 2) of $6,480,632. The Company elected the fair value option for valuing this loan. From the date of Business Combination to period end, the Company recognized a $4,875,980 gain due to the change in fair value and is recorded within change in the fair value of note payable in the unaudited condensed consolidated statements of operation. As of June 30, 2025, the fair value of the note payable due to Polar was $1,605,652.

F-36

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As part of the Business Combination, the Company assumed $2,400,000 notes payable with a related debt discount of $400,000. On June 18, 2025, the Helena Note was paid off and settled as Helena sold 783,501 of the Advanced Shares and received an amount in cash proceeds equal to $2,400,000.

As of June 30, 2025, future expected maturities of the Company’s notes payable are as follows:

2025	$25,079,178
2026	4,993,705
2027	5,364,139
2028	5,746,548
2029	6,194,706
Thereafter	70,004,654
Total	$117,382,930
Less: Current maturities	(115,195,498)
Less: Closing costs	(2,187,432)
Total notes payable, net of current maturities, net of closing costs	$-

As of June 30, 2025 and 2024, cumulative interest expense capitalized as part of construction in progress totaled $73,009,628 and $57,710,242, respectively.

NOTE 7. FINANCIAL LIABILITY

Failed Sale and Leaseback

In March 2022, New Rise Reno engaged in a sale and leaseback transaction with Twain GL XXVIII, LLC (“Twain”) involving a 99-year lease of property. The agreement provides for a mandatory repurchase clause. As a result, the transaction does not meet the criteria for a sale and leaseback transaction and is instead treated as a financial liability by the Company. Encore DEC, LLC (“Encore”), a related party is a guarantor for this financial liability. Encore is 100% owned by Randy Soule who is the majority shareholder of the Company.

The financial liability is categorized as long-term liability and the amount due is $132,786,623 and $132,767,058 as of June 30, 2025 and December 31, 2024, respectively, which is presented net of unamortized closing costs.

As of June 30, 2025 and December 31, 2024, the Company’s financial liability is secured by substantially all of New Rise Reno’s assets located in McCarran, Nevada. The financial liability bears interest equal to 7.28% (“Base Interest”) and is payable quarterly. Additionally, the financial liability includes supplemental interest payments beginning June 30, 2023 equal to 2.48 % of the Base Interest, with increases to 5.02%, 7.63%, and 10.30% of the Base Interest in the succeeding three years, respectively. Beginning in the sixth year the supplemental interest will be adjusted on an annual basis in accordance with the Consumer Price Index (“CPI”). All rent payments as per the lease agreement are classified as interest. Principal payment is not due in the first five years of the lease. Beginning on the first day of the sixth year of the lease, on the first business day of each month of every calendar year during the term, tenant shall pay to landlord in addition to Base Interest and supplemental interest, an amount equal to the prior calendar month’s gross revenue generated at the project after deducting the following: (i) normal and customary operating expenses, (ii) Base Interest, (iii) supplemental interest, (iv) any additional rent, and (v) debt service and other payments to lender under the leasehold encumbrance.

The gross financial liability balance was $136,533,315 at June 30, 2025 and December 31, 2024, respectively, which is presented net of the unamortized closing costs of $ 3,746,692 and $3,766,257, respectively, as of June 30, 2025 and December 31, 2024. At June 30, 2025 and December 31, 2024, unpaid accrued interest and late fees on the financial liability was $18,860,157 and $10,812,055, respectively.

F-37

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Additionally, in connection with the issuance of this financial liability, the Company incurred direct costs and closing fees totaling $3,873,864. These costs have been recognized as debt closing costs and are being amortized over the term of the financial liability. During the periods ended June 30, 2025 and December 31, 2024, $19,565 and $39,130, respectively, of debt closing costs for each period have been capitalized as construction in progress.

On April 18, 2025 and April 30, 2025, the Company received notice that New Rise Reno is in default of the terms of the financial liability for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from Reno to cure the claimed default.

On June 11, 2025, New XCF, New Rise Reno and the Twain entered into a forbearance agreement (“Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies (i.e. to terminate and accelerate all payment) under the lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025. In consideration of the forbearance, New XCF issued 4,000,000 shares of New XCF Class A common stock to the Twain (“Landlord Shares”). The net proceeds of any sale of the shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno. Although the Landlord Shares were legally issued by the Company on June 10, 2025 (“Forbearance Date”), they are not considered issued for accounting purposes on the Forbearance Date since they represent the addition of embedded settlement mechanisms to the financial liability and any excess Landlord Shares are required to be returned to the Company. The Company evaluated the Forbearance Agreement under ASC 470-60, Troubled Debt Restructurings by Debtors, and concluded that the arrangement represents a troubled debt restructuring of the financial liability because Twain granted concessions that it otherwise would not have considered in light of the Company’s financial condition. As of the Forbearance Date, the total principal due on the financial liability was $136,533,315 and the total interest and penalties due on the financial liability was $17,407,707. The Company concluded that the future undiscounted cash payments required under the financial liability after the Forbearance Date are greater than its current carrying amount. Accordingly, the Company did not recognize a restructuring gain and, instead, adjusted the financial liability’s effective interest rate.

NOTE 8. RELATED PARTY TRANSACTIONS

Related Party Receivables

As a result of the Acquisition that occurred during the three month period ending March 31, 2025, the Company assumed related party receivables of $728,218 due from Randy Soule, the majority shareholder of the Company related to regulatory filing fees. Additionally, the related party receivables balance includes immaterial advances to certain officers of the Company for travel and other expenses.

Related Party Payable

Encore DEC, LLC (“Encore”) provides Engineering, Procurement and Construction (“EPC”) services to the Company. Encore is 100% owned by Randy Soule, the majority shareholder of the Company. During the three and six month periods ended June 30, 2025, Encore provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services and the Company incurred costs of $1,533,000 and $2,648,400, respectively, which were subsequently capitalized to CIP. During the period ended June 30, 2025 and 2024, Encore paid expenses on behalf of New XCF and Legacy XCF totaling $140,000 and $38,615 (net of expense reimbursements to Encore), respectively. The outstanding payable balance to Encore as of June 30, 2025 and December 31, 2024, was $40,278,654 and $38,613,470, respectively. The payable does not bear any interest rate and has no due date. The balance is considered payable upon demand and is classified as current on the unaudited condensed consolidated balance sheets. The Company expects to repay the balance upon generating the cash flow through operations or financing activity. As of June 30, 2025 and December 31, 2024, cumulative purchases from Encore were included in construction in progress totaled $99,061,222 and $96,412,822, respectively.

F-38

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Loans Payable to Related Party

During the year ended December 31, 2023, the Company entered into a loan payable with GL borrowing an aggregate of $2,350,000. The amount was borrowed on various dates ranging from August 14, 2023 to November 20, 2023. As of June 30, 2025, and December 31, 2024, the balance due for this loan was $2,350,000, and the amount is expected to be paid within one year. The payable does not bear any interest rate and has no due date. The balance is considered payable on demand and is classified as current on the unaudited condensed consolidated balance sheets. The management of the Company expects to repay the balance upon generating cash flow through operations or financing activity.

As a result of the Acquisition that occurred in February 2025, the Company assumed an additional loan payable with GL of $1,404,000. The Company has elected the fair value option for valuing this loan (Note 9). The loan payable bears interest of $240,000, is unsecured, and is due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to the Company, unless extended in writing by mutual consent or (ii) an event of default (as specified in the promissory note). During the three and six month periods ended June 30, 2025 the Company recognized a loss of $12,000 and gain of $7,000, respectively, in fair value adjustments related to the promissory note. Gains and losses are recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2025 the fair value of the loan payable to related party was $1,397,000.

The Company also assumed an additional loan payable with GL of $356,426 as a result of the Acquisition. Interest on the loan is 10% per annum. The loan is already matured and is in default as per the loan agreement.

On April 17, 2025, Legacy XCF and GL entered into a promissory note for gross principal amount of $2,500,000. The promissory note bears interest of $300,000, is unsecured, and is due at the earlier of (i) 10 business days from the date of Legacy XCF entering into any transaction or series of related transactions, including any equity or debt financing, that results in gross proceeds to the Company of at least $15,000,000 and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations (“Qualified Financing Event”), unless extended in writing by mutual consent of Legacy XCF and GL or (ii) an event of default (as specified in the promissory note). In connection with the issuance of the promissory note, Legacy XCF issued 3,431,096 shares of its common stock to parties assigned by GL. The Company elected the fair value option for measuring this promissory note. On the issuance date, the note and its corresponding common stock were recognized at their issuance date fair values and any difference, as compared to the cash proceeds received were recorded as a loss from issuance of debt in the unaudited condensed consolidated statements of operations. The Company recorded a loss on issuance of debt of $40,531,000 on the issuance date. During the three and six month periods ending June 30, 2025, the Company recognized a loss of $86,000 in fair value adjustments related to the promissory note. The loss was recognized in other income (expense) in the unaudited condensed consolidated statements of operations. As of June 30, 2025, the fair value of the promissory note was $2,717,000.

For the three and six month periods ended June 30, 2025, the Company recognized $206,201 and $258,110 in interest expense, respectively, related to these loans. No interest expense was recognized related to these loans during the three and six month periods ended June 30, 2024.

Convertible Note Payable to Related Party

As a result of the Acquisition (Note 1) that occurred in February 2025, the Company assumed a convertible note payable to related party of $100,000,000. The convertible note was issued to RESC as part of the consideration of the Acquisition, bears no interest, and may be prepaid at par without penalty at the Company’s discretion. The note was recorded at cost on the date of Acquisition. Upon closing of the Business Combination, the note automatically converted into 10,000,000 shares of New XCF Class A common stock at a fixed conversion price of $10 per share.

NOTE 9. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

F-39

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company has various liabilities which it has elected the fair value option under FASB ASC 825, “Financial Instruments”. These liabilities are classified as Level 3 due to the use of unobservable inputs in the valuation of the liabilities. Gains and losses from the remeasurement of these liabilities are recorded in other income (expense) within the unaudited condensed consolidated statements of operations.

The following table sets forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of June 30, 2025. There were no financial assets and liabilities recorded at fair value as of December 31, 2024.

	At June 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Note payable (Note 6)	$-	$-	$1,746,000	$1,746,000
Loan payable to related party – GL (Note 8)	-	-	4,114,000	4,114,000
Public Warrants	-	-	2,070,000	2,070,000
Private Placement Warrants	-	-	2,432,000	2,432,000
Note payable – Polar (Note 6)	-	-	1,604,652	1,604,652
Derivative asset (Note 7)	1,029,997			1,029,997
Total liabilities	$1,029,997	$-	$11,966,652	$12,996,649

The Company uses the intrinsic value method to estimate the fair value of the derivative asset because the contract’s settlement is based on the fair value of underlying equity instruments. The intrinsic value of the derivative asset is calculated as the difference between the shares expected to be received by the Company and the shares to settle the Helena Note, multiplied by the Company’s publicly traded Class A common stock price.

The following table summarizes the changes in fair value of the Company’s liabilities measured using Level 3 inputs for the three months ended June 30, 2025:

	Three Months Ended June 30, 2025
	Beginning Balance	Acquisitions& Issuances	Payments	Change in Fair Value	Ending Balance
Note payable	$635,000	$1,078,000	$-	$33,000	$1,746,000
Loan payable to related party – GL (Note 8)	1,385,000	2,631,000	-	98,000	4,114,000
Public Warrants	-	121,900,000	-	(119,830,000)	2,070,000
Private Placement Warrants	-	88,768,000	-	(86,336,000)	2,432,000
Note payable – Polar (Note 6)	-	6,480,632	-	(4,875,980)	1,604,652
Total	$2,020,000	$220,857,632	$-	$(210,910,980)	$11,966,652

The following table summarizes the changes in fair value of the Company’s liabilities measured using Level 3 inputs for the six months ended June 30, 2025:

	Six Months Ended June 30, 2025
	Beginning Balance	Acquisitions & Issuances	Payments	Change in Fair Value	Ending Balance
Note payable	$-	$1,668,000	$-	$78,000	$1,746,000
Loan payable to related party – GL (Note 8)	-	4,035,000	-	79,000	4,114,000
Public Warrants	-	121,900,000	-	(119,830,000)	2,070,000
Private Placement Warrants	-	88,768,000	-	(86,336,000)	2,432,000
Note payable – Polar (Note 6)	-	6,480,632	-	(4,875,980)	1,604,652
Total	$-	$222,851,632	$-	$(210,884,980)	$11,966,652

F-40

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the Company’s liabilities recorded under the fair value option was estimated using Level 3 fair value measurements. The significant inputs to the calculation of the fair value of liabilities recorded under the fair value option at issuance and June 30, 2025, were as follows:

Three Months Ended June 30, 2025
	Note Payable(1)	Loan Payable to Related Party(1)
Valuation Inputs:
Expected term (in years)	0.25-0.41	0.25-.0.45
Risk-adjusted discount rate	12.41% - 14.25%	12.41% - 14.24%

(1)	Fair value was estimated using a discounted cash flow model, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgement in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.

Public Warrants

The Company initially valued the Public Warrants using a Binomial Lattice Model, which is a Level 3 fair value measurement. Due to the use of unobservable inputs and management judgment, the fair value measurement of public warrants is classified as Level 3 in the fair value hierarchy under ASC 820. Changes in the fair value of public warrants are recognized in the unaudited condensed consolidated statements of operations within “Change in fair value of warrant liabilities.” For the period ended June 30, 2025, the Company recognized a loss of $119,830,000 related to the remeasurement of public warrant liabilities.

The key inputs into the models for the Public Warrants were as follows:

Input	June 30, 2025

Warrant exercise price	$11.50
Risk-free rate	3.79%
Dividend yield	0.00%
Expected term (years)	4.93
Expected volatility	$1.76

Private Placement Warrants

The Company initially valued the Private Placement Warrants using the Black-Scholes-Merton Model, which is a Level 3 fair value measurement. Due to the use of unobservable inputs and management judgment, the fair value measurement of public warrants is classified as Level 3 in the fair value hierarchy under ASC 820. Changes in the fair value of public warrants are recognized in the unaudited condensed consolidated statements of operations within “Change in fair value of warrant liabilities.” For the period ended June 30, 2025, the Company recognized a loss of $86,336,000 related to the remeasurement of private warrant liabilities.

The key inputs into the models for the Private Placement Warrants were as follows:

Input	June 30, 2025

Warrant exercise price	$11.50
Risk-free rate	3.75%
Dividend yield	0.00%
Expected term (years)	4.93
Expected volatility	$1.76

F-41

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note Payable - Polar

The Note Payable - Polar was valued using a bond plus call plus stock approach. The model used for the Note Payable - Polar requires the use of subjective assumptions:

●	The Risk-free rate as of the valuation date was selected based upon a typical equity investor assumed holding period.

●	The expected volatility assumption was based on the implied volatility from the Company’s Class A common stock and warrants. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement and vice versa.

The key inputs into the models for the Note Payable - Polar were as follows:

Input	June 30, 2025

Risk-free rate	4.41%
Expected term (years)	0.10
Expected volatility	71.9%
Class A common stock price	$1.76

The carrying value of the Company’s cash and cash equivalents, restricted cash, accounts receivable, related party receivable, accounts payable, professional fees payable, related party payables, and accrued expenses approximate their fair value because of the short-term nature of these financial instruments.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is periodically involved in litigation claims arising in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserve costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

In March 2024, Polaris Processing, LLC (“Polaris”) filed an arbitration demand against New Rise Reno related to unpaid invoices and alleged violations of a non-solicitation provision under an Operations and Maintenance Services Agreement. In April 2024, the parties entered into a settlement agreement under which New Rise Reno agreed to pay Polaris $1,700,000.

Subsequent to making the settlement payments through outside legal counsel, New Rise Reno was informed that approximately $950,000 of the payments had not been received by Polaris and were misdirected due to a cybersecurity incident affecting outside legal counsel. New Rise Reno’s legal counsel is in the process of pursuing insurance recovery for the misdirected funds. However, New Rise Reno remains obligated to Polaris for the unpaid amount. In October 2024, Polaris filed a complaint seeking summary judgment for the unpaid amount.

As of June 30, 2025 and December 31, 2024, the Company recorded a liability of $950,000 within accrued expenses and other current liabilities and a corresponding other receivable of $950,000 for the amount expected to be recovered from New Rise Reno’s legal counsel. This matter is expected to be resolved within the next twelve months.

NOTE 11. INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740 “Incomes Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards.

Due to our cumulative loss position, historical net operating losses (“NOLs”), and other available evidence related to our ability to generate taxable income, we have recorded a full valuation allowance against our net deferred tax assets as of June 30, 2025 and December 31, 2024. Accordingly, we have not recorded a provision for federal income taxes during the three months ended June 30, 2025.

We experienced ownership changes as defined by Internal Revenue Code (“IRC”) Section 382 in February 2025, and we are in the process of preparing an analysis of the annual limitation on the utilization of our NOLs. We will continue to monitor trading activity in our shares that may cause an additional ownership change, which may ultimately affect our ability to fully utilize our existing NOL carryforwards.

F-42

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share as of June 30, 2025 No preferred stock has been issued.

The Company has reserved shares of Class A common stock for issuance related to the following as of June 30, 2025:

Warrants to purchase Class A common stock	17,900,000
Employee stock purchase plan	1,000,000
RSUs, issued and outstanding	2,684,000
Stock options and RSUs, authorized for future issuance	7,765,264
Total shares reserved	29,349,264

Warrants to Purchase Common Stock

In connection with the closing of the Business Combination, all outstanding warrants to purchase Focus Impact common stock were converted into rollover warrants to purchase New XCF Class A common stock. As of June 30,2025, there were 17,900,000 rollover warrants outstanding to purchase Class A common stock.

Common Stock

The Company is currently authorized to issue up to 500,000,000 shares of Class A common stock with a par value of $0.0001. In connection with the Business Combination, Focus Impact converted the 4,670,544 shares of Class A common stock and 651,919 shares of Class B common stock of Focus Impact into 5,322,463 of New XCF Class A common stock. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the exchange ratio of 0.6862. As of June 30, 2025 and December 31, 2024, 149,264,925 and 140,227,818 shares of common stock were issued and outstanding, respectively. The holders of the Company’s common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available.

The holders of the Company’s Class A common stock have sole voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Class A common stock. The shares of Class A common stock are not redeemable and have no preemptive or similar rights.

Stock-Based Compensation

On June 6, 2025, the Company’s board of directors adopted and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan became effective immediately upon the closing of the Business Combination Agreement. The 2025 Plan provides for the grant of incentive stock options (“ISO”), nonstatutory stock options (“NSO”), stock appreciation rights (“SARs”), restricted stock awards (“RSA”), restricted stock unit awards (“RSU”), performance awards, other awards, and cash awards. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award. Initially, a maximum number of 10,449,264 shares of New XCF Class A common stock may be issued under the 2025 Plan. In addition, the number of shares of New XCF Class A common stock reserved for issuance under the 2025 Plan will automatically increase on January 1 of each year, starting on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5.0%) of the total number of shares of the Company’s Capital Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares.

F-43

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A summary of RSU activity for the six months ended June 30, 2025, under the 2025 Plan is as follows:

		Weighted Average
	Number of RSUs	Grant Date Fair Value
Unvested as of December 31, 2024	-
Granted	2,684,000		$22.00
Vested and released	-	$
Cancelled or forfeited	-	$
Unvested as of June 30, 2025	2,684,000		$22.00

Stock-based compensation expense

Stock-based compensation expense of $1,186,605 was recognized for the three and six months ended June 30, 2025 and no stock-based compensation expenses were recognized during the three and six months ended June 30, 2024. The stock-based compensation is recorded in general and administrative in the unaudited condensed consolidated statements of operations.

As of June 30, 2025, there was a total of $57,861,395 of unrecognized stock-based compensation costs related to RSUs. Such compensation cost is expected to be recognized over a weighted-average period of approximately 3.72 years.

NOTE 13. EMPLOYEE STOCK PURCHASE PLAN

The Company adopted an Employee Stock Purchase Plan (the “ESPP Plan”) in connection with the consummation of the Business Combination. All qualified employees may voluntarily enroll to purchase the Company’s Class A common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock of the offering periods or the applicable purchase date. As of June 30, 2025, 1,000,000 shares were reserved for future issuance under the ESPP Plan.

NOTE 14. EARNINGS PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share attributable to common stockholders for the three and six months periods ended June 30, 2025:

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Basic earnings per share:
Net income	$110,268,109	$102,800,908
Weighted-average common shares outstanding	133,638,081	121,740,904
Basic earnings per share	$0.83	$0.84
Diluted earnings per share:
Net income	$110,268,109	$102,800,908
Weighted-average common shares outstanding	133,638,081	121,740,904
Dilutive effect of common share equivalents	-	-
Weighted-average common shares outstanding, assuming dilution	133,638,081	121,740,904
Diluted earnings per share	$0.83	$0.84

F-44

XCF GLOBAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net earnings per share of common stock as of the periods presented because including them would have been anti-dilutive:

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Common stock warrants	17,900,000	17,900,000
RSUs issued and outstanding	2,684,000	2,684,000
Total potential common shares excluded from diluted net earnings per share	20,584,000	20,584,000

NOTE 15. SIGNIFICANT CONTRACTS

Consulting Agreement with Focus Impact Partners

On February 19, 2025, Legacy XCF and Focus Impact Partners entered into a strategic consulting agreement (the “Consulting Agreement”), pursuant to which Focus Impact Partners will provide Legacy XCF (and New XCF following completion of the Business Combination) with certain consulting services. Under the terms of the Consulting Agreement, Focus Impact Partners will receive an annual consulting fee of $1,500,000, which will be payable in monthly installments of $125,000 starting with an initial payment on or prior to June 30, 2025 (pro-rated from February 19, 2025 through and including June 30, 2025). In addition to the annual fee, the Consulting Agreement also provides that Focus Impact Partners is entitled to an additional consulting fee in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which Focus Impact Partners provides consulting services, the amount and terms of which will be subject to mutual agreement between the company and Focus Impact Partners consistent with the market practice for such consulting services.

NOTE 16. CONCENTRATIONS

Credit Risk

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Customer Concentrations

As of June 30, 2025, the Company had one major customer that accounted for 100% of its revenues totaling $6,576,232 for the three and six month periods ended June 30, 2025, and 100% of accounts receivable totaling $9,852,154 as of June 30, 2025. No revenue was recognized during the three and six month periods ended June 30, 2024.

Vendor Concentrations

As of June 30, 2025, the Company had three major vendors that accounted for approximately 85% and $18,464,618 of accounts payable as of June 30, 2025. As of December 31, 2024, the Company had two major vendors that accounted for approximately 69% and $5,857,729 of accounts payable. The Company expects to maintain these relationships with the vendors.

NOTE 17. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date of the accompanying unaudited condensed consolidated financial statements were issued for subsequent events disclosure or adjustment consideration.

Promissory Note with Helena Global Investment Opportunities I Ltd.

On July 10, 2025, the Company and Helena entered into the first amendment (“Amendment No. 1”) to the Helena Note. Pursuant to Amendment No. 1, in exchange for a cash payment from Helena of $2,249,771, the Company and Soule waived Helena’s obligation to return the Advanced Shares.

On July 10, 2025, the Company and Soule agreed to amend the Share Issuance Agreement (the “Soule Amendment”). Under the terms of the Soule Amendment, Soule has agreed to return to the Company for cancellation of the Replacement Shares.

Convertible Note Purchase Agreement

On July 29, 2025, New XCF and EEME Energy SPV I LLC (“EEMe Energy”) entered into a Convertible Note Purchase Agreement pursuant to which the Company agreed to issue and sell up to $7,500,000 in aggregate principal amount of convertible promissory notes in one or more closings. In connection with the execution of the Note Purchase Agreement, the Company also agreed to pay an arrangement fee and advisory fee to EEME Energy, which will be paid through the issuance of 750,000 shares of the Company’s Class A common stock as it relates to the arrangement fee and 200,000 of the Company’s Class A common stock as it relates to the advisory fee. EEME Energy has elected to convert an aggregate of $6,000,000 of the Convertible Promissory Note (including any interest accrued thereon) into shares of Class A common stock of New XCF.

Notes Payable

On September 10, 2025, Narrow Road elected the right to receive the remaining outstanding 191,798 shares associated with the promissory note dated May 10, 2025.

On September 10, 2025, Gregory Segars Cribb elected the right to receive the remaining outstanding 68,279 shares associated with the promissory note dated May 10, 2025.

Subscription Agreement with Polar

On October 7, 2025, the Company issued 480,000 shares of Class A common stock to Polar for the Default.

Greater Nevada Credit Union Loan

On August 6, 2025, GNCU counsel sent a letter to New Rise Reno notifying New Rise Reno of (1) additional events of default under the existing loan documents relating to the GNCU Loan, (2) failure to timely cure the ongoing payment default on the GNCU Loan by the deadline set forth in the demand to cure addressed to New Rise Reno dated March 3, 2025, and (3) the acceleration of the full unpaid balances of the GNCU Loan pursuant to GNCU’s rights under the loan documents relating to the GNCU Loan. The acceleration notice indicated that the amount owing as of August 5, 2025, excluding applicable fees, costs, and penalties, is $130,671,882. Subsequent to the notification, counsel for the Company and counsel for GNCU engaged in discussions regarding the notification, and on August 27, 2025, the Company, on behalf of New Rise Reno and GNCU entered into a Pre-Negotiation Letter outlining the terms under which the parties would engage in discussions for the purpose of entering into letter agreements, meetings, conferences, and written communications with respect to the outstanding default notice and balance due to GNCU. The Pre-Negotiation letter does not obligate any party to take any action with respect to the GNCU Loan and GNCU expressly reserved its rights under the loan documents relating to the GNCU Loan.

On August 27, 2025, the Company and New Rise Reno received a notice from GNCU withdrawing the August 6, 2025 notice of acceleration (the “Notice of Withdrawal”). Besides withdrawing the notice of acceleration, the Notice of Withdrawal specifies that GNCU does not withdraw, modify, or waive the notice of additional events of default and failure to timely cure ongoing payment default set forth in the August 6, 2025, notice of acceleration, which conditions remain in effect. GNCU also does not withdraw or modify the March 6, 2025, demand to cure.

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